                                                                     EXHIBIT 4.1










                              PROFIT SHARING PLAN

                                       OF

                             COMSHARE, INCORPORATED





                              Amended and Restated
                           Effective October 1, 1995





Dykema Gossett PLLC
400 Renaissance Center
Detroit, Michigan  48243
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                               TABLE OF CONTENTS





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ARTICLE 1 - PREAMBLES

Section 1.01   Establishment of Plan.....................      1
Section 1.02   Amendment and Restatement of Plan.........      1
Section 1.03   Effective Date............................      1
Section 1.04   Applicable Law............................      1
Section 1.05   Defined Terms.............................      1
Section 1.06   Adoption of Plan by Related Entities......      1

ARTICLE 2 - ELIGIBILITY AND PARTICIPATION

Section 2.01   Eligibility...............................      2
Section 2.02   Participation.............................      2
Section 2.03   Effect of Temporary Separations from
                  Employment on Eligibility..............      3

ARTICLE 3 - CONTRIBUTIONS AND ALLOCATIONS

Section 3.01   Sources of Contributions and
                  Allocation to Accounts.................      4
Section 3.02   Employer Discretionary Contribution.......      5
Section 3.03   Employer Matching Contribution............      7
Section 3.04   Employer Fixed Contribution...............     10
Section 3.05   Before-Tax Employee Contributions.........     10
Section 3.06   After-Tax Employee Contributions..........     13
Section 3.07   Rollover Contributions and Direct Transfers    14
Section 3.08   Limitations on Annual Allocations
                  to Accounts............................     15
ARTICLE 4 - INVESTMENT AND VALUATION OF ACCOUNTS

Section 4.01   Investment Elections......................     17
Section 4.02   Valuations................................     19
Section 4.03   Statements of Value of Participants'
                  Accounts...............................     20

ARTICLE 5 - NONFORFEITABLE RIGHTS TO BENEFITS

Section 5.01   Normal Retirement.........................     20
Section 5.02   Attainment of Age 59-1/2..................     20
Section 5.03   Delayed Retirement........................     20
Section 5.04   Disability Retirement.....................     21
Section 5.05   Death.....................................     21
Section 5.06   Termination of Employment prior to Death
                  or Eligibility for Any Retirement......     22

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ARTICLE 6 - DISTRIBUTION OF BENEFITS

Section 6.01   Date Distribution is to Commence
                  or be Made.............................     23
Section 6.02   Distribution Options......................     23
Section 6.03   Direct Rollovers after 1992...............     31
Section 6.04   Fixed Credit Accounts.....................     32
Section 6.05   Beneficiary Designations..................     32


ARTICLE 7 - SPECIAL PROVISIONS

Section 7.01   Withdrawals for Hardship..................     33
Section 7.02   Loans to Participants.....................     35
Section 7.03   Top-Heavy Plan Rules......................     38
Section 7.04   Break in Service Rules....................     44
Section 7.05   Leased Employees..........................     47
Section 7.06   Provisions Relating to Plan Investments in
                  Company Stock..........................     49
Section 7.07   Diversification of Investments............     51


ARTICLE 8 - PROFIT SHARING FUND

Section 8.01   Establishment and Maintenance of Fund.....     52
Section 8.02   Benefits under the Plan Limited to
                  the Assets of the Fund.................     53
Section 8.03   The Trustee...............................     53
Section 8.04   Appointment of Investment Manager
                  and Custodian..........................     53


ARTICLE 9 - PROVISIONS RELATING TO ADMINISTRATION AND
             FIDUCIARIES

Section 9.01   Plan Administration.......................     55
Section 9.02   Claims Procedure..........................     56
Section 9.03   Special Ruling............................     57
Section 9.04   Specific Allocation of Fiduciary
                  Responsibilities among Named
                  Fiduciaries............................     57
Section 9.05   Authorization for Further Allocation
                  Fiduciary Duties.......................     58
Section 9.06   Employment of Advisers....................     58
Section 9.07   Delegation to Officers or Employees.......     58
Section 9.08   Indemnification...........................     58
Section 9.09   Fiduciary Liability Insurance.............     59
Section 9.10   Bonding...................................     59
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                                    (ii)
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ARTICLE 10 - AMENDMENT, TERMINATION AND MERGER

Section 10.01  Amendment of the Plan.....................     59
Section 10.02  Termination of the Plan...................     60
Section 10.03  Merger of Consolidation of Plans..........     61
Section 10.04  Notice....................................     62

ARTICLE 11 - MISCELLANEOUS PROVISIONS

Section 11.01  Approval of Commissioner of Internal
                  Revenue and Secretary of Department
                  of Labor...............................     62
Section 11.02  Payments for the Benefits of Payee........     63
Section 11.03  Non-Alienation of Benefits................     63
Section 11.04  Employer's Rights.........................     64
Section 11.05  Litigation................................     64
Section 11.06  Addresses and Mailing of Notices and
                  Checks.................................     64
Section 11.07  Written Explanation.......................     65
Section 11.08  Notice of Service and Age.................     65
Section 11.09  Action by Employer........................     65
Section 11.10  Construction..............................     66

ARTICLE 12 - DEFINITIONS

Section 12.01  Account...................................     66
Section 12.02  Beneficiary...............................     66
Section 12.03  Break in Service..........................     66
Section 12.04  Code......................................     67
Section 12.05  Compensation..............................     67
Section 12.06  Compensation Points.......................     68
Section 12.07  Custodian.................................     68
Section 12.08  Effective Date............................     68
Section 12.09  Employee..................................     68
Section 12.10  Employer or Company.......................     69
Section 12.11  ERISA.....................................     69
Section 12.12  5-Percent Owner...........................     69
Section 12.13  Family Member.............................     69
Section 12.14  Fixed Credit Account......................     69
Section 12.15  Fund......................................     69
Section 12.16  Highly Compensated Employee...............     69
Section 12.17  Hour of Service...........................     71
Section 12.18  Investment Manager........................     72
Section 12.19  Named Fiduciary...........................     72
Section 12.20  Non-Highly Compensated Employee...........     72
Section 12.21  Normal Retirement Age.....................     72
Section 12.22  Participant...............................     72
Section 12.23  Plan......................................     73
Section 12.24  Plan Administrator........................     73
Section 12.25  Plan Year.................................     73
Section 12.26  Related Entity............................     73
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                                    (iii)
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Section 12.27  Trustee...................................     73
Section 12.28  Valuation Date or Accounting Date.........     73
Section 12.29  Year of Service...........................     73

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                                    (iv)

                                   ARTICLE 1

                                   PREAMBLES


         SECTION 1.01 ESTABLISHMENT OF PLAN. Effective July 1, 1974, Comshare, Incorporated ("Company") established a profit sharing plan covering eligible employees of the Company. Effective June 28, 1985, the Company established an employee stock ownership plan for eligible employees of the Company. From time to time the Company has amended both plans as so established. Effective as of October 1, 1995, the employee stock ownership plan shall be merged into the profit sharing plan.

         SECTION 1.02 AMENDMENT AND RESTATEMENT OF PLAN. The Company desires to amend and restate the plan to effectuate the merger of the Company's employee stock ownership plan into the profit sharing plan. This document sets forth the merged, amended and restated plan and is known as the Profit Sharing Plan of Comshare, Incorporated ("Plan").

         SECTION 1.03 EFFECTIVE DATE. The Plan is generally effective October 1, 1995.

         SECTION 1.04 APPLICABLE LAW. The Plan is intended to permit tax-deferred voluntary savings by eligible Employees pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code"). The plan also is intended to constitute a stock bonus plan that qualifies as an employee stock ownership plan under Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975(e)(7) of the Code. Where not governed by these laws, by regulations promulgated under them, or by other federal laws, the Plan shall be administered and construed in accordance with Michigan law.

         SECTION 1.05 DEFINED TERMS. Throughout the Plan, various terms are used repeatedly, which terms have very specific and definite meanings when capitalized in the text. For convenience, such terms are collected and defined in Article 12. Wherever such capitalized terms appear in the Plan, they shall have the meanings specified in that article.

         SECTION 1.06 ADOPTION OF PLAN BY RELATED ENTITIES. Any parent, direct or indirect subsidiary, brother-sister corporation, or division of the Company (all being Related Entities within the meaning of Section 12.26), with the approval of the Company's Board of Directors, and by resolution of such Related Entity's Board of Directors or partners (or other authority in the case of an unincorporated division), may adopt the Plan and the trust created under the Plan. In such case, the Related Entity shall be deemed an "Employer" hereunder as of the effective date specified in its resolution. Any special terms applicable to the Related Entity shall be set forth in an appendix to the Plan.


                                   ARTICLE 2

                         ELIGIBILITY AND PARTICIPATION


      SECTION 2.01 ELIGIBILITY. In order to be eligible to participate in the Plan, an individual must:

      (a)    be an Employee of the Employer, and

      (b) for purposes of Employer discretionary, matching and fixed contributions under Sections 3.02, 3.03 and 3.04 have completed one Year of Service.

      SECTION 2.02        PARTICIPATION.

      (a) Meaning of Participation. Participation entitles an individual to receive a summary plan description that describes the terms of the Plan in simple language, and to obtain various other reporting and disclosure documents concerning the Plan. A Participant also shall have maintained on the books and records of the Plan's Fund an Account in his name to which allocations may be made in accordance with Article 4. However, mere participation in the Plan does not entitle a Participant to an ultimate benefit from the Plan; a Participant shall receive a benefit only if (i) allocations are made to his Account over his period of participation, and (ii) the Participant has a nonforfeitable right to all or a portion of his Account.

      (b)    Commencement of Participation.

             (1) An individual who as of the day prior to the Effective Date was participating in the Plan or the Employee Stock Ownership Plan of the Company as then in effect shall participate in this Plan as merged, amended and restated.

             (2) An individual who as of the Effective Date was not participating in the Plan as then in effect, but who as of such date had satisfied the eligibility requirements for Employer discretionary, matching and fixed contributions under Section 2.01, shall commence participation in the Plan for purposes of Sections 3.02, 3.03 and 3.04 on the Effective Date.

             (3) Any other individual shall commence participation in the Plan for purposes of Section 3.05 as of the first day of the Plan Year quarter coincident with or next following the date on which he first satisfies the eligibility requirements of Section 2.01.

      (c) Termination of Participation. Participation in the Plan shall terminate for a Participant as of (i) the date he receives from the Plan a lump sum distribution, or the date he receives the last of a series of distributions, of cash or other property, representing the entire nonforfeitable balance of his Account, or (ii) in the case of a Participant having no nonforfeitable right to his Account, as of the last day of the Plan Year in which he first incurs five (5) consecutive one-year Breaks in Service.

      (d) Resumption of Participation. An individual whose participation has terminated pursuant to paragraph (c) above shall resume participation only in accordance with the Break in Service rules in Section 2.03 of this Article 2.

      (e) Waiver of Participation. An individual, once having become eligible for participation in the Plan, shall not have the right to waive such participation unless the Employer allows waivers of participation and accepts the individual's waiver.

      SECTION 2.03        EFFECT OF TEMPORARY SEPARATIONS FROM EMPLOYMENT ON
ELIGIBILITY.

      (a) An Employee who separates from employment with the Employer, but who is reemployed before he incurs a Break in Service, shall not have his eligibility for continued participation in the Plan affected, or if he has met the eligibility requirements of Section 2.01 as of his date of separation, the determination of when he has met such requirements shall not be affected.

      (b) The eligibility of an Employee who separates from employment with the Employer and who incurs a Break in Service shall be affected as follows:

             (1)   An Employee who had not met the eligibility requirements of
Section 2.01 as of his date of separation, or an Employee who had met the eligibility requirement of Section 2.01 as of his date of separation but who had no nonforfeitable right to his Account as of such date, and whose number of consecutive one-year Breaks in Service equals or exceeds the greater of (i) five (5) consecutive one-year Breaks in Service, or (ii) his aggregate number of Years of Service before such Breaks in Service, shall be considered a new Employee on his employment recommencement date and shall commence participation in accordance with the provisions of Section 2.01 and 2.02 without regard to his prior service with the Employer.

             (2)   An Employee (i) who had met the eligibility requirements of
Section 2.01 as of his date of separation and who had no nonforfeitable right to his Account as of such date but whose number of consecutive one-year Breaks in Service is less than the greater of (aa) five (5) one-year Breaks in Service, or (bb) his aggregate number of Years of Service before such Breaks in Service, or an Employee (ii) who has separated from employment with the Employer and was a Participant as of his date of separation and had any nonforfeitable right to his Account at the time of his separation, shall be eligible for participation and shall become a Participant immediately upon his employment recommencement without requalification under Section 2.01.


                                   ARTICLE 3

                         CONTRIBUTIONS AND ALLOCATIONS


      SECTION 3.01        SOURCES OF CONTRIBUTIONS AND ALLOCATION TO ACCOUNTS.

      (a) Sources and Forms of Contributions. It is contemplated that both the Employer and Employees shall make contributions to the Plan, as provided in Sections 3.02 through 3.07 of this Article 3. Employee contributions may be made on a before-tax basis, or as tax-free rollovers. Employer contributions may be made on a discretionary, fixed and matching basis for all Participants.

      (b)    Allocation of Contributions and Individual Accounts.
Contributions made by the Employer and Employees shall be allocated to individual Accounts maintained on the books and records of the Fund for each Participant. Credits to Accounts shall be made in accordance with the allocation process described in Article 3 for contributions. Credits and charges shall be made for the allocation of Fund earnings, gains, losses, and expenses as described in Article 4; and charges shall be made for distributions made pursuant to Article 6. The maintenance of individual Accounts is only for accounting purposes; except as provided otherwise in the Plan or as determined by the Trustee in accordance with the written powers granted to the Trustee, a segregation of the assets of the Fund to each Account shall not be required. The fact that individual Accounts are maintained shall not be construed to mean that any Participant or Beneficiary has title to any specific assets of the Fund. Each Account may be further divided into separate sub-accounts, as defined in Article 12 and as more particularly described in this Article 3, to receive and hold contributions having a particular characterization.

      (c) Use of Suspense Account. To the extent the Plan has leveraged the purchase of Company Stock in an exempt loan, as defined in Treasury Regulation
Section 54.4975.7(b)(1)(iii), all such shares shall be held in a special suspense account pending their release and allocation to the Accounts of Participants. Repayment of such exempt loan shall be made from the Employer's Discretionary Contribution made pursuant to the provisions of Section 3.02 and shall first be applied to accrued interest payable with respect to such transaction and thereafter to a reduction of the principal amount of such indebtedness. The number of shares of Company Stock to be released from the suspense account for each Plan Year for the duration of the loan shall be, as determined by the Employer, either (i) the number of shares held immediately prior to the release for the then current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the year and the denominator of which is the sum of principal and interest paid for the current Plan Year and that amount to be paid for all future years, or (ii) the formula set forth in (i) above only taking into account principal payments and complying with the special requirements of Treasury Regulation Section 54.4975-7(b)(8)(ii).

      SECTION 3.02        EMPLOYER DISCRETIONARY CONTRIBUTION.

      (a) Amount. The amount of the Employer Discretionary Contribution to the Plan, if any, for each Plan Year, shall be determined by an annual resolution of the Employer's Board of Directors. If no such resolution is adopted by the Board of Directors on behalf of a Plan Year, the discretionary contribution shall be deemed to be zero for the Plan Year.

      (b) Payment. The Employer's Discretionary Contribution may be made in cash or Company Stock. Cash contributions may be applied to reduce any indebtedness incurred by the Plan in acquiring Company Stock. When so applied, Company Stock shall be released from the special suspense account as provided in Section 3.01(c) and allocated to Participant Accounts pursuant to the provisions of subsection (d), below.

      (c) Deductible Limitation. In no event shall the Employer deduct, for federal income tax purposes, a contribution to the Plan in excess of the amount deductible for the Employer's fiscal year with respect to which the contribution is made, as determined under Code Section 404, even though the actual contribution may exceed such amount.

      (d)    Allocation of Employer Discretionary Contributions.  Subject to
Section 3.08, any contributions of the Employer made for the Plan Year under this Section 3.02 shall be allocated as of the last day of the Plan Year to and among the Accounts of those Participants who have been credited with

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1,000 or more Hours of Service in the Plan Year and, effective for Plan Years commencing on or after July 1, 1994, also are employed on the last day of the Plan Year. Provided, however, in the Plan Year in which a Participant retires (at or after age 65 or on account of total and permanent disability) or dies, the requirements for employment on the last day of the Plan Year and 1,000 Hours of Service during the Plan Year shall be suspended and the Participant (or deceased Participant) shall be eligible to share in any allocation of the Employer Discretionary Contribution for such Plan Year. The Employer Discretionary Contribution on behalf of any Plan Year shall be allocated to the Account of each eligible Participant in the ratio of that Participant's Compensation Points for the Plan Year to the total Compensation Points of all Participants eligible to share in this allocation for the Plan Year.

               (e) Nonforfeitability. The balance of a Participant's Account attributable to Employer Discretionary Contributions shall become 100% vested and nonforfeitable pursuant to the provisions of Section 5.06 (subject, however, to investment gains and losses).

               (f) Irrevocability. In no event shall any contribution by the Employer to the Fund, or income therefrom, revert to the Employer, except to the extent as provided in paragraph (g). All amounts paid by the Employer to the Fund shall be used and applied for the exclusive benefit of Participants and their Beneficiaries; provided, that for this purpose, payment of expenses by the Fund shall be considered paid for such exclusive benefit.

               (g) Recovery of Contribution. Notwithstanding any provision of the Plan to the contrary, a contribution made to the Plan by the Employer under this Article 3 may be returned to the Employer if: (i) such contribution is made by the Employer by mistake of fact, provided that the contribution is returned to the Employer within one year after payment of the contribution; (ii) subsequent to the Effective Date the Commissioner of Internal Revenue or his representative issues a determination letter stating that the Plan does not initially qualify under Section 401(a) of the Code, provided that all contributions with respect to which the letter relates are returned to the Employer within one year after the date of denial of initial qualification for the Plan; (iii) a deduction claimed by the Employer on its federal income tax return under Section 404 of the Code for a Plan contribution is subsequently denied, in whole or in part, provided that the contribution or portion thereof for which the deduction is denied is returned to the Employer within one year after the disallowance of the deductions; or (iv) the Plan is terminated and there is a balance in a special suspense account created under
Section 3.08, in which case such balance, which may include forfeitures, may be returned to the Employer.





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
      SECTION 3.03        EMPLOYER MATCHING CONTRIBUTION.

      (a) Amount. The amount of the Employer Matching Contribution, determined on the basis of each calendar month in the Plan Year, shall be equal to one-half (1/2) of an eligible Participant's Before-Tax Employee
Contributions which are not in excess of 6% of Compensation. The maximum Employer Matching Contribution for any Participant shall be equal to one-half (1/2) of the Participant's Before-Tax Employee Contributions to all Code Section 401(k) arrangements maintained by the Employer which are not in excess of 6% of Compensation. In the event that a Participant makes Before-Tax Contributions to another plan, such contributions as a percentage of Compensation shall reduce the 6% limitation of this Plan.

      (b) Payment. The Employer Matching Contribution, as determined under paragraph (a), shall generally be paid to the Fund monthly in cash or Company Stock, but in no event shall payment be made later than the due dates (including extensions) for the Employer's federal income tax return for the taxable year for the Employer corresponding to the Plan Year to which the matching contribution relates.

      (c)    (1)   Limitation.  The Employer Matching Contribution shall be
subject to the overall limit and provisions set forth in Section 3.02(c).

             (2) Average Actual Contribution Percentage Test. Each Plan Year, the Employer shall compute the average actual contribution percentage for all Highly Compensated Employees eligible for allocations under this Section
3.03 (the "high-paid percentage") and the average actual contribution percentage of all Non-Highly Compensated Employees (the "lower-paid percentage"). The actual contribution percentage shall be computed for each eligible Employee by dividing the amount of Employer Matching Contributions made on behalf of the Employee for such Plan Year by the Participant's Compensation for the Plan Year. The average actual contribution percentage for each group of Employees shall be determined by the average of the actual contribution percentages of the eligible Employees in each group. Such percentages shall be rounded to two decimal places.

      If the separate percentages of these two groups fail to satisfy one of the tests set forth below, the Employer shall distribute to the Employee, not later than 2 and 1/2 months following the close of the Plan Year to which such excess contribution relates, the excess amount including attributable earnings. Reduction of contributions to comply with the requirements of this Section shall be made only with respect to Highly Compensated Employees. The reductions shall be made so that the Employer Matching Contributions allocable to those

Highly Compensated Employees with the largest amount of Employer Matching Contributions (when expressed as a percentage of compensation) shall be reduced first.

For purposes of this subsection, the applicable tests shall be as follows:

             (A) The high-paid percentage is not more than 1.25 times the lower-paid percentage; or

             (B) The high-paid percentage is not more than 2.00 times the lower-paid percentage and the difference between the two percentages is not more than two percentage points.

The actual contribution percentage of an Employee who participates in two or more plans described in Section 401(a) of the Code maintained by the Employer shall be the sum of the actual contribution percentages for such Employee under each such arrangement.

      For the purpose of determining the actual contribution percentage of a Participant who is a 5-Percent Owner or one of the ten most highly-paid Highly Compensated Employees, the Employer Matching Contributions under Section 3.03 and compensation of Family Members shall be aggregated to the extent and in the manner provided in Treasury Regulations. Family Members shall not be considered in determining the actual contribution percentage for Non-Highly Compensated Employees.

      At the Employer's election, the Before-Tax Employee Contributions made pursuant to Section 3.05 and Employer Fixed Contributions made pursuant to
Section 3.04 may be taken into account in computing actual contribution percentages in the manner provided by Treasury regulations.

             (3) Multiple Use Test. Effective with respect to Plan Years specified in Treasury Regulations, if the high-paid average actual contribution percentage computed above exceeds 125% of the lower-paid average actual contribution percentage and if the high-paid average actual deferral percentage computed under Section 3.05(c) also exceeds 125% of the lower-paid average actual deferral percentage (but in each case, the percentages otherwise satisfy the test set forth in Section 3.05(c)), then such contributions and deferrals shall remain in the Plan only if the aggregate limit of the multiple use test set forth in Proposed Treasury Regulation Section 1.401(m)-2(b) is met. If such aggregate limit is exceeded, then the Employer Matching Contributions, or the Before-Tax Employee Contributions made by or on behalf of Highly

Compensated Employees, shall be reduced pro-rata as the Plan Administrator deems necessary in the same manner as set forth in Section 3.05, until such aggregate limit is not exceeded.

      (d)    Nonforfeitability.

             (1) The nonforfeitability of the Employer Matching Contribution for any Plan Year shall be determined based on whether the Participant's Targeted Compensation equals or exceeds the Social Security taxable wage base in effect at the beginning of such Plan Year, or at the beginning of the calendar quarter in which a new Participant becomes eligible to participate.

             (2) A Participant with Targeted Compensation less than the Social Security taxable wage base in effect at the beginning of the Plan Year shall have a 100% vested nonforfeitable interest (subject, however, to investment gains and losses) in the portion of his Account which is attributable to Employer Matching Contributions at all times.

             (3) If the Participant's Targeted Compensation equals or exceeds the Social Security taxable wage base in effect at the beginning of the Plan Year, or the calendar quarter in which a new Participant becomes eligible to participate, the Participant shall acquire a vested nonforfeitable interest in the portion of his Account which is attributable to Employer Matching Contributions in accordance with Section 5.06 (subject, however, to investment gains and losses).

      For this purpose, "Targeted Compensation" means the Participant's regular salary or wages, plus targeted incentives, including bonuses and commissions determined by the Employer.

                   Notwithstanding the preceding paragraphs, the portion of a Participant's Account which is attributable to Employer Matching Contributions made for Plan Years beginning before July 1, 1988 shall be 100% vested at all times (subject, however, to investment gains and losses).

      (e) Recovery of Contribution. The Employer Matching Contribution shall be subject to the same provisions set forth in Section 3.02(f) and (g).

      (f) Allocation. Subject to Section 3.08, the Employer Matching Contribution shall be allocated not later than as of the last day of the Plan Year to and among the Accounts of those eligible Participants (as defined in subsection (a)) who have made Before-Tax Employee Contributions in proportion to the qualifying Before-Tax Employee Contributions (as set forth in subsection (a)) of each such Participant.

      SECTION 3.04        EMPLOYER FIXED CONTRIBUTION.

      (a) Amount. The amount of the Employer Fixed Contribution for each Plan Year shall be equal to two percent (2%) of Participant Compensation Points.

      (b) Deductible Limitation. The Employer Fixed Contribution shall be subject to the overall limit and provisions set forth in Section 3.02(c).

      (c) Recovery of Contribution. The Employer Fixed Contribution shall be subject to the same provisions set forth in Section 3.02(f) and (g).

      (d) Allocation of Employer Fixed Contribution. Subject to Section 3.08, the Employer Fixed Contribution shall be allocated as of the last day of the Plan Year to the Account of each eligible Participant in the ratio of that Participant's Compensation Points for the Plan Year to the total Compensation Points of all Participants eligible to share in this allocation for the Plan Year. A Participant shall only be eligible to receive an allocation under this
Section if credited with 1,000 or more Hours of Service in the Plan Year and, effective for Plan Years commencing on or after July 1, 1994, is employed on the last day of the Plan Year.

      (e) Nonforfeitability. The balance of a Participant's Account attributable to Employer Fixed Contributions shall be 100% vested and nonforfeitable at all times (subject, however, to investment gains and losses).

      SECTION 3.05        BEFORE-TAX EMPLOYEE CONTRIBUTIONS.

      (a) Amount. A Participant may direct the Employer to make cash contributions to the Participant's Account (which contributions are not includable in the Participant's gross income for federal income tax purposes and which may or may not be includable for state income tax purposes) in any whole percentage, with the minimum such contribution equal to not less than 1% of Compensation. The amount of such elective deferrals to the Plan for any calendar year shall not exceed $7,000 multiplied by any cost of living adjustment factor prescribed by the Secretary of Treasury under Section 415(d) of the Code for years beginning after December 31, 1986. The amount of such Before-Tax Employee Contributions, when combined with the Before-Tax Employee Contributions of other Participants and the Employer's Contributions under
Section 3.02, 3.03 and 3.04 shall not exceed the deduction limitations of Code Section 404, and shall not exceed the individual limitation on annual additions as set forth in Section 3.08 of this Plan. Employer Contributions and Before-Tax Employee Contribution allocable to the Employee under other Code
Section 401(a) defined contribution plans maintained by the Employer shall also be taken into effect for purposes of these limitations. Contributions under this Section shall be made by the Participant's filing of a written election with the Employer, on a form prescribed by the Employer, specifying the percentage of his compensation to be contributed by the Employer on the Participant's behalf. A Participant's election shall remain in effect until revoked or changed by the Participant. A Participant may increase or decrease the amount of deferral at any time by filing a new written election with the Employer; such new election shall become effective as soon as administratively practicable after the Employer's receipt of a completed election form. A Participant may revoke his or her election at any time; and such election shall become effective as of the following pay period. In the event a Participant makes an elective deferral in an amount exceeding the above limitation, such excess amount and the income allocable thereto, shall be distributed no later than the April 15th following the calendar year to which such excess deferral relates. Each Participant shall be permitted to instruct the Plan Administrator in writing no later than the March 1 following the close of the calendar year to which the excess deferral relates specifying the Participant's excess deferral amount attributable to the Plan for the preceding calendar year.

      (b) Payment. Before-Tax Employee Contributions directed by Participants under this Section shall be made during the Plan Year by payroll deductions, salary reductions or such other procedures established by the Employer and generally shall be transferred to the Fund on a monthly basis.

      (c)    (1)   Limitation. Each Plan Year, the Employer shall compute the
Actual Deferral Percentage ("ADP"), as defined below, for all Highly Compensated Employees eligible for allocations under this Section 3.05 (the "high-paid percentage") and the ADP of all Non-Highly Compensated Employees (the "lower-paid percentage").

      Subject to the family aggregation rules below, the ADP shall be computed for each eligible Participant as set forth in Code Section 401(k)(3) and applicable Treasury regulations by dividing the Participant's compensation for the Plan Year into the total amount of his Before-Tax Contributions made under this Section during the Plan Year, including any Excess Deferrals but excluding Before-Tax Contributions that are taken into account under the ACP test set forth in Section 3.03(c) (provided that this ADP test is satisfied both with and without exclusion of these Before-Tax Contributions). A portion or all of the Employer Matching and Fixed Contributions allocated to each Participant's Account for the Plan Year may also be used in the ADP calculation hereunder to the extent they are not used under the ACP test under Section 3.03(c). For purposes of this Section 3.05(c), the term "compensation" means compensation for service performed for the Employer which is currently includible in the Participant's gross income as provided in Code Section 414(s).

      If the separate percentages for these two groups fail to satisfy one of the tests set forth below, the Employer shall return to the Employees such excess contributions and attributable earnings not later than 2 and 1/2 months following the close of the Plan Year to which such excess amounts relate. Attributable earnings for purposes of this Section 3.05(c) are portions of income allocated to the Participant's Account for the Plan Year, computed based upon the ratio of such excess contributions to the total Account balances. Excess contributions shall be treated as the first contributions made during the Plan Year. Reduction of contributions to comply with the tests set forth below shall be made only with respect to Highly Compensated Employees. Reductions shall also be made in such a manner that the Before-Tax Employee Contributions of those Highly Compensated Employees with the largest Before-Tax Employee Contributions (when expressed as a percentage of compensation) shall be reduced first.

For purposes of this subsection, the applicable tests shall be as follows:

                   (A) The high-paid percentage is not more than 1.25 times the lower-paid percentage; or

                   (B) The high-paid percentage is not more than 2.00 times the lower-paid percentage, and the difference between the two percentages does not exceed two percentage points.

Pursuant to Code Section 401(k)(3)(A), the deferral percentage of an Employee who participates in two or more cash or deferred arrangements maintained by the Employer shall be the sum of the deferral percentages for such Employee under each such arrangement.

      For the purpose of determining the actual deferral percentage of an Employee who is a 5-Percent Owner or one of the ten most highly-paid Highly Compensated Employees, the Before-Tax Employee Contributions of family members (as such term is defined in Section 414(q)(6)(B) of the Code) shall be aggregated to the extent and in the manner provided in Treasury

Regulations. Family members shall not be considered in determining the actual deferral percentages for Non-Highly Compensated Employees.

             (2) Limits on Individual Before-Tax Employee Contributions. On or before March 1st of each year, each Participant shall notify the Plan Administrator in writing of any Before-Tax Employee Contributions made under this Plan (and under any other plans in which he participates) in excess of $7,000 (as adjusted annually in accordance with the procedures of Code Section 415(d)) during the Participant's taxable year ending before such date and shall specify the amount to be refunded to him. The amount in excess of the foregoing limit shall be included in the Participant's gross income and shall be refunded to the Participant by the Trustee, along with any income of the Fund allocable to such amount, not later than April 15th immediately following the March 1st notice deadline. The allocable income which is refunded to the Participant shall be treated as earned and received in the taxable year in which the excess contribution was made. Any excess Before-Tax Employee Contribution made by a Highly Compensated Employee, even though refunded under this paragraph (4), shall be included in the average ADP tests of paragraph (1) of this Section 3.05(c).

      (d) Reversion. Before-Tax Employee Contributions shall be irrevocable, subject to paragraph (c), above and the exceptions provided in Sections 3.02(f) and (g), except that any such contributions, other than those made by mistake of fact in excess of the amount of a Participant's election for such contributions, which are returned to the Employer, and any earnings thereon, shall be distributed in cash to the Participant on whose behalf the contributions were made.

      (e) Allocation. Subject to Section 3.08, the Trustees shall allocate a contribution made pursuant to this Section to the Participant's Account as of the accounting date immediately following the date the contribution was made.

      (f) Nonforfeitability. The balance of a Participant's Account attributable to Before-Tax Employee Contributions shall be 100% vested and nonforfeitable at all times (subject, however, to investment gains and losses) and shall be payable under the Plan in accordance with the applicable provisions of the Plan in the same manner as amounts derived from Employer Contributions.

      SECTION 3.06        AFTER-TAX EMPLOYEE CONTRIBUTIONS.

      (a) No New Contributions. No new After-Tax Employee Contributions shall be accepted under the Plan after December 31, 1986.

      (b) Withdrawals. A Participant may, upon 90 days advance written notice to the Plan Administrator, withdraw After-Tax Employee Contributions made under the Plan (or Company Stock purchased with After-Tax Employee Contributions under the former Employee Stock Ownership Plan of the Company), or the lesser of the dollar amount of his aggregate After-Tax Employee Contributions, plus earnings thereon, if any, or the current value attributable to such contributions. The current value of a Participant's Account attributable to his After-Tax Employee Contributions may be determined at any time by the separate accounting balance of his Employee Contribution Account, or if separate accounting is not maintained, may be determined by multiplying his total Account balance by a fraction (1) the numerator of which is the total amount of the Participant's After-Tax Employee Contributions made under this Section less withdrawals, and (2) the denominator of which is the total amount described in (1) above plus the total contributions made under the Plan by the Employer on behalf of the Participant less withdrawals, plus any rollover contributions. Any earnings and gains on After-Tax Contributions shall be distributed in accordance with the provisions of Article 6.

      (c) Nonforfeitability. The balance of a Participant's Account attributable to After-Tax Employee Contributions shall be 100% vested and nonforfeitable at all times (subject, however, to investment gains and losses) and shall be payable under the Plan in accordance with the applicable provisions of the Plan in the same manner as amounts derived from Employer Contributions, except to the extent the Participant has exercised the withdrawal privilege under paragraph (b) of this Section.


      SECTION 3.07        ROLLOVER CONTRIBUTIONS AND DIRECT TRANSFERS.

      (a) Eligibility. An Employee may pay to the Fund, or arrange for the direct transfer to the Fund from another qualified retirement plan, provided that in each case the Plan Administrator agrees, a contribution of an amount that qualifies for rollover treatment under Code Section 402(c) or 408(d)(3)(A)(ii).

      (b) Payment. An Employee's rollover contribution to the Plan, other than a direct transfer, must be made to the Fund not later than the 60th day after the day on which he or she received the distribution being rolled over.

      (c) Limitation. An Employee may not roll over to the Plan: (1) a contribution which exceeds in value the amount received (or the proceeds of the sale of property received) in a distribution described in paragraph (a); (2) any amounts representing non-deductible employee contributions made under any other plan and in which the Employee has other than a zero income tax basis; (3) any amount representing a lifetime annuity payment or a periodic distribution over a period of ten years or more as described in Code Section 402(c)(4)(A); or (4) any amount that is a required distribution under Code Section 401(a)(9).

      (d) Reversion. Rollover contributions may in no event revert to the Employer.

      (e) Allocation. The Trustee shall allocate a contribution made pursuant to this section to a Rollover Contribution Account as of the Accounting Date immediately following the date the contribution was made. Prior to such Accounting Date, or if the Employee has not yet become a Participant under the Plan, any such contribution shall be allocated by the Trustee to a temporary account, and as of the next Accounting Date, or if later, as soon as the Employee does become a Participant, any such amount in this temporary account shall become a regular Rollover Contribution Account which shall be part of the Participant's Account.

      (f) Vesting. A Participant's Rollover Contribution Account shall be 100% nonforfeitable at all times (subject, however, to investment gains and losses and allocable expenses).

      (g) Investment. Rollover contributions made by an Employee and allocated to a Rollover Contribution Account shall be invested pursuant to the Employee's investment direction permitted under Section 4.01.


      SECTION 3.08        LIMITATIONS ON ANNUAL ALLOCATIONS TO ACCOUNTS.

      (a) Single Plan Limitation. Notwithstanding any provision of the Plan to the contrary, the total additions made to the Account of any Participant in any limitation year shall not exceed the lesser of:

             (1) the defined contribution dollar limitation, or

             (2) 25% of the Participant's compensation for such limitation year,

except that such defined contribution dollar limitation shall be adjusted automatically, without the necessity of a specific Plan amendment whenever the Secretary of the Treasury increases this dollar limitation to reflect cost of living adjustments in accordance with Code Section 415(d) and the regulations thereunder.

      For purposes of this Section, the following terms have the meanings indicated:

 (1) The term "total additions" means with respect to each limitation year, the sum of

                         (a)    Employer Contributions,

                         (b)    Employee Contributions, and

                         (c)    forfeitures

allocated to the Participant's Account.

             (2) The term "defined contribution dollar limitation" shall mean $30,000 or, if greater, 1/4 of the defined benefit dollar limitation set forth in Code Section 415(b)(1)(A) as in effect for the limitation year.

             (3)   The term "limitation year" means the Plan Year.

             (4) The term "compensation" means, with respect to each limitation year, the wages, salaries, fees for professional services, other amounts received for personal services rendered in the course of employment with the Employer and other taxable, compensatory benefits received from the Employer, and excluding Before-Tax Employee Contributions.

      (b) Multiple Plans. In the event that the Employer maintains one or more other defined contribution plans, as defined by Section 3(34) of ERISA, in addition to this Plan, or one or more defined benefit plans, as defined by
Section 3(35) of ERISA, and any such plan covers one or more Participants in this Plan, then the limitations of paragraph (a) above shall be applied by treating all defined contribution plans, including this Plan, as a single defined contribution plan, and together the plans (whether defined contribution or defined benefit) shall not exceed the limitations set forth in Code Section 415(e).

      (c) Remedying Excess Total Additions. If for any limitation year, as a result of the allocation of forfeitures or a reasonable error in estimating a Participant's Compensation, or on account of other limited facts and circumstances that the Commissioner of Internal Revenue finds to justify the availability of the rules set forth in this paragraph (c), the total additions to a Participant's Account exceed the applicable limitations as set forth under the foregoing paragraphs of this Section, then, except as provided in (4) below, the excess shall be allocated and reallocated to other eligible Participants as an additional Employer contribution for the limitation year. If the total excess additions cannot be allocated during the year in accordance with the foregoing procedure without exceeding the applicable limitations of this Section for one or more Participants, any remaining amount shall be held unallocated in a special suspense account to be allocated to eligible Participants in the succeeding limitation year or years; provided, however, that:

             (1) no Employer Contributions shall be made in such succeeding limitation year or years until such special suspense account is exhausted by allocations and reallocations;

             (2) effective March 31, 1992, the special suspense account shall share in investment gains and losses; and

             (3) the amounts in the suspense account shall be allocated as soon as possible without violating the limitations of this Section;

             (4) if it is necessary to adjust the amount of Before-Tax Employee Contributions to stay within the limitations of this Section, the necessary amount shall be added to a suspense account earmarked for the Participant and allocated to the Participant's Account in the immediately succeeding limitation year before any other additions thereto.

      (d) Notice to Participants. The Employer shall advise affected Participants of any adjustments to their Accounts required by the limitations under this Section.

      (e) Additional Adjustments. The Employer shall have the right to make any other adjustments to the Account of any Participant, or to the total additions to any such Account, which may be required in order to prevent disqualification of the Plan or any other plan maintained by the Employer under Code Section 415.



                                   ARTICLE 4

                      INVESTMENT AND VALUATION OF ACCOUNTS


      SECTION 4.01        INVESTMENT ELECTIONS.

      (a) Election Authority. Subject to the overall investment authority of the Trustee as set forth in Article 8,

Employer and Employee Contributions allocable to a Participant's Account shall be subject to the investment elections provided in subsection (b), as modified by subsection (c) of this Section 4.01.

      (b) Investment Options. A Participant who is in active employment of the Employer, or who ceases to be so employed but whose Account is not immediately distributed, may invest all or part of his Account in Company Stock, a money market fund or in any one or more of such pooled investment fund or funds as are made available from time to time by the Trustee at the direction of the Company. The Company may from time to time change the available investment funds. In such event, the Company shall give reasonable notification to Participants of such change. In the absence of an election by the Participant, the Account shall be invested in the money market fund.
Except as otherwise provided by law, the Trustee shall have no fiduciary responsibility with respect to the selection of such pooled investment funds nor in connection with the investment choices made by Participants or dictated by the Plan. The Trustee's only responsibility shall be with respect to the individual investments of any pooled investment funds that are offered and operated by the Trustee and made available for Participant investment under the Plan, and which are not controlled by an investment manager pursuant to Section 8.04.

      (c) Investment Limitations. Participants shall be permitted to direct the investment of their Account balance until distribution of the entire nonforfeitable Account balance. Participant-directed investments shall be made in increments of 10% of the Participant's Account. In the absence of investment direction, a Participant's Account shall be invested in the money market fund. The Employer may impose any restrictions as to availability, transfers in and out and other operating conditions required by a particular investment fund or in order to accommodate changes in the investment funds offered under the Plan.

      (d) Method of Election. Each Participant shall indicate his election for investment of his Account by following the procedures established by the Trustee or the Company.

      (e) Frequency of Election. With respect to an existing Account balance, a Participant may modify an existing election at any time (but not more often than once a day) by following the procedures established by the Trustee. With respect to future contributions, a Participant may modify his investment election at any time (but not more often than once a day) by following the procedures established by the Trustee. In the absence of a new election, future contributions shall be invested in the same proportion as specified in the Participant's most recent election. The Trustee shall transfer amounts from one fund to another fund as may be necessary to appropriately reflect the aggregate transfer transactions, and the Trustee shall cause the necessary entries to be made in the Participant's Accounts in the funds and reconcile offsetting transfer elections.

      (f) ERISA Section 404(c) Compliance. The Plan and its operation are intended to comply with the provisions of ERISA Section 404(c) and the regulations thereunder applicable to participant directed investments. The Company may appoint one or more fiduciaries to assist in compliance with these provisions, which fiduciary or fiduciaries shall generate and disseminate to Participants the information required by the regulations. Except as provided by ERISA Section 404(c) and the regulations thereunder, the Trustee shall have no fiduciary responsibility with respect to the selection of the Plan's investment funds, and neither the Company, the Trustee, nor any other fiduciary with respect to the Plan shall have any liability in connection with any losses that are the direct and necessary result of the investment choices made by Participants. The Trustee's only responsibility shall be with respect to the individual investments of any investment funds that are offered and operated by the Trustee and made available for Participant investments under the Plan, and which are not controlled by an independent investment manager. The only responsibility of the Company shall be to review periodically, in its capacity as Plan Administrator, the performance of the investment funds made available under the Plan and to change the available funds offered when appropriate.

      SECTION 4.02        VALUATIONS.

      (a) Frequency of Valuations. The Employer shall direct the Trustee to value the Fund at least quarterly on regular accounting dates specified by the Employer.

      (b) Valuation at Fair Market Value. All assets shall be valued by the Trustee on the basis of fair market value, with such determination made on the basis of rules established by the Employer.

      (c) Adjustment for Earnings, Gains and Losses. Each Participant's Account shall be adjusted as of each Accounting Date for earnings, gains and losses on the investments of that Account. Such adjustment shall be determined by an allocation of aggregate net earnings, gains, losses, and expenses of the respective funds based upon the relationship that the amount of the Participant's Account invested in the respective fund bears to the total fund balance.

      (d) Allocation of Employer and Employee Contributions. After the valuation and adjustment procedures of paragraphs (b) and (c) of this Section, Employer and Employee Contributions made since the last accounting date shall be allocated to the respective Accounts of Participants in accordance with the procedures specified in Article 3.

      SECTION 4.03 STATEMENTS OF VALUE OF PARTICIPANTS' ACCOUNTS. The Employer shall, not less frequently than quarterly, deliver to each Participant a statement setting forth the value of the Participant's Account, including a breakdown of the various sub-accounts.



                                   ARTICLE 5

                       NONFORFEITABLE RIGHTS TO BENEFITS


      SECTION 5.01 NORMAL RETIREMENT. A Participant who attains Normal Retirement Age may retire as of the first day of the month coincident with or following his attainment of such age, which day shall be called the Participant's Normal Retirement Date. A Participant who attains Normal Retirement Age shall have a nonforfeitable right to his entire Account balance and shall be entitled to distribution of such balance at the time and in the manner provided by Article 6.

      SECTION 5.02 ATTAINMENT OF AGE 59-1/2. A Participant who has attained age 59-1/2 may, upon written application to and approval by the Employer, receive a distribution of all of his nonforfeitable Account balance even though there has been no termination of employment. Any such application shall indicate the requested date and form of distribution and shall be processed in a manner consistent with the provisions of Article 6. Only one such distribution shall be permitted under this Section after the Participant's attainment of age 59-1/2.

      SECTION 5.03 DELAYED RETIREMENT. A Participant who continues to be actively employed by the Employer after his Normal Retirement Age shall, subject to Section 2.02 (c), continue to be a Participant in the Plan as long as he remains so employed by the Employer. Such a Participant may retire as of the first day of any month after his Normal Retirement Age, which day shall be called his Delayed Retirement Date. Such a Participant shall have a nonforfeitable right to his entire Account balance at all times after his Normal Retirement Age and shall be entitled to distribution of such balance at the time and in the manner specified pursuant to Article 6.

      SECTION 5.04        DISABILITY RETIREMENT.

      (a) A Participant who is determined by the Employer to be under a total and permanent disability shall be considered to have taken a disability retirement as of the first day of the month following the month in which the Employer determines that the total and permanent disability began. Such date shall be called the Participant's Disability Retirement Date. For purposes of this Section, a Participant shall be deemed by the Employer to be under a total and permanent disability when on the basis of proof satisfactory to the Employer, the Employer finds that the Participant is prevented from engaging in any occupation or employment for wage or profit (for which he is suited by education, training or experience) as a result of bodily injury or disease, either occupational or nonoccupational in origin, except such employment as is found by the Employer to be for the purposes of rehabilitation, that such disability has been continuous for at least 90 days, and that such disability will be permanent and continuous during the remainder of the Participant's life.

      (b) A Participant shall not be deemed to be under a total and permanent disability if, on the basis of proof satisfactory to the Employer, the Employer finds that the Participant's incapacity consists of chronic alcoholism or addiction to narcotics, or that such incapacity was contracted, suffered or incurred while he was engaged in a felonious enterprise or resulted therefrom or resulted from an intentionally self-inflicted injury, or resulted from service in the armed services of the United States or another country for which a service connected government disability pension is payable. The Employer may require the Participant to submit to medical examinations for the purpose of verifying his total and permanent disability. A Participant who takes a disability retirement as provided in this Section shall have a nonforfeitable right to his entire Account balance and shall be entitled to distribution of such balance at the time and in the manner provided by Article
6. In the event the Employer determines at any time that a person receiving a benefit under this Section is no longer under a total and permanent disability, the benefit under this Section, if being paid in installments, shall cease, and such person's benefit shall be redetermined in accordance with the other applicable Sections of the Plan, taking into account the amount of benefits already received by such person under this Section. Provided, however, that if the Participant subsequently is absent from work for a period of one month because of the same disability, distributions from the Participant's Account may resume subject to the foregoing provisions of this Section.

      SECTION 5.05 DEATH. In the event of a Participant's death prior to his separation from employment with the Employer, the entire balance of such Participant's Account shall become nonforfeitable and payable to the Participant's Beneficiary as designated under the Plan. Distribution of such balance shall be made at the time and in the manner provided by Article 6.

      SECTION 5.06 TERMINATION OF EMPLOYMENT PRIOR TO DEATH OR ELIGIBILITY FOR ANY RETIREMENT.

      (a) A Participant who terminates employment with the Employer and who does not have a nonforfeitable right to his entire Account balance at the date of his termination under any previous Section of this Article 5, shall be entitled to a distribution from the Plan equal to the sum of (1) the nonfor-feitable portion of the Participant's Employer Contribution Account balance attributable to Employer Discretionary Contributions, and Employer Matching Contributions which were not nonforfeitable at the time made pursuant to the provisions of Section 3.03(d), determined by multiplying the Account balance attributable to such amounts by the Participant's nonforfeitable percentage as determined under paragraph (b) of this Section, (2) the balance of his Rollover Contribution Account, if any, (3) the balance of his Before-Tax and After-Tax Employee Contribution Accounts, if any, (4) the balance of his Employer Contribution Account that is attributable to Employer Fixed Contributions and Employer Matching Contributions which were nonforfeitable at the time made pursuant to the provisions of Section 3.03(d), and (5) the nonforfeitable portion of the Participant's Employee Stock Ownership Account. Such a Participant shall be entitled to distribution at the time and in the manner provided by Article 6.

      (b) The nonforfeitable percentage referred to in paragraph (a) shall be determined according to the vesting schedule in (1) below for any Participant who is credited with at least one Hour of Service on or after July 1, 1989 and under the vesting schedule in (2) for any Participant who is not credited with any Hours of Service after June 30, 1989.

                                                                  Nonforfeitable
               (1)  Years of Service                                Percentage
                    ----------------                              --------------
                        Less than 1                                     0%
                        1                                              10%
                        2                                              20%
                        3                                              30%
                        4                                              40%
                        5                                              60%
                        6                                              80%
                        7 or more                                     100%


                                                                  Nonforfeitable
               (2)  Years of Service                                Percentage
                    ----------------                              --------------
                        Less than 1                                     0%
                          1                                            10%
                          2                                            20%
                          3                                            30%
                          4                                            40%
                          5                                            50%
                          6                                            60%
                          7                                            70%
                          8                                            80%
                          9                                            90%
                          10 or more                                  100%

               (c) For purposes of this Section, the term "Years of Service" shall have the meaning specified in Article 7. Provided, that, only "Years of Service" beginning on and after July 1, 1974 shall be given effect.

               (d) Forfeitures arising as a result of the application of subparagraph (b) of this Section shall, after the Participant has incurred a Break in Service, be treated and allocated as an Employer contribution under
Section 3.02(d). However, in addition to the 1,000 Hours of Service requirements therein set forth, a Participant shall only be entitled to an allocation of such forfeitures if he is also employed on the last day of such Plan Year. Additionally, for all contribution and forfeiture purposes under the Plan, a Participant who has terminated employment, but has been awarded severance pay, shall be deemed to meet the last day employment rule if the service credited pursuant to Section 12.17(d) would cause such requirement to be satisfied.



                                   ARTICLE 6

                            DISTRIBUTION OF BENEFITS


      SECTION 6.01 DATE DISTRIBUTION IS TO COMMENCE OR BE MADE. Distribution of benefits from an Account which has become a Fixed Credit Account under Section 6.04 shall commence or be made to the Participant (or to his Beneficiary) as of the date elected, or deemed elected, as the case may be, under Section 6.02.

      SECTION 6.02      DISTRIBUTION OPTIONS.

      (a) Notice of Distribution Options. Each Participant (or in the case of death of a Participant, each Beneficiary) entitled to receive benefits from a Fixed Credit Account shall be notified in writing by the Plan Administrator of the distribution options available to such Participant (or Beneficiary) under the Plan. Such notification shall be made at such time as is required by regulations under ERISA, or in the absence of regulations, at such time as the Plan Administrator deems practical under the circumstances. The Plan Administrator shall provide with such notification a form or forms on which the Participant (or Beneficiary) may apply for benefits and elect a distribution option.

      (b)   Election.  Subject to the restrictions in paragraphs (e), (f) and
(g) below, and the approval of the Plan Administrator, each Participant shall be entitled to elect, by a written election on a form prescribed by and filed with the Plan Administrator prior to the commencement of benefits, the distribution option by which the nonforfeitable benefits of his Fixed Credit Account shall be distributed and the date on which payments under the distribution option should commence or be made. Furthermore, in the case of death of a Participant, and subject to the restrictions in paragraphs (e), (f) and (g) below, the Participant's Beneficiary as designated under the Plan shall be entitled to indicate, in a written notice on a form prescribed by and filed with the Plan Administrator, a preference as to the form and date of distribution of the deceased Participant's Fixed Credit Account. The Plan Administrator, upon receipt of forms filed with it pursuant to this Section, shall promptly direct the Trustee as to the time and manner of distribution. Distribution of a Participant's benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in Company Stock. If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant's benefit will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant's other investments Accounts will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution.

(c)   Options.  The following shall be the available distribution options:

            (1)   A single lump sum distribution; or

            (2) Periodic payments for a specified number of years not in excess of 10, in which event the unpaid balance at the end of each Plan Year shall be credited or charged, as the case may be, with any earnings and gains or losses experienced on such unpaid balance. The amount of such distributions shall be determined by multiplying the balance in the Fixed Credit Account by a fraction wherein the numerator shall be one and the denominator shall be the number of years remaining in the payout period selected. In the event of the Participant's (or Beneficiary's) death prior to exhaustion of the Fixed Credit Account, any unpaid balance shall be paid to the Participant's Beneficiary (or next designated Beneficiary in the case of the death of the prior Beneficiary), in a single lump sum payment or in periodic installments over the remainder of the 10 year term, as the Beneficiary may elect in accordance with the foregoing provisions of this Article.

      (e) Distribution of Company Stock Account Balance. The following rules shall apply with respect to the distribution of shares of Company Stock acquired with the proceeds of an exempt loan:

            (1) If the distribution is due to the Participant's retirement or death, and unless the Participant elects otherwise, distribution must be made within one year after the Plan Year in which occurs the Participant's retirement or death;

            (2) If the distribution is for any reason other than the Participant's retirement or death, distribution must be made, unless the Participant elects otherwise, within one year after the fifth Plan Year following the Plan Year in which occurred the Participant's termination of employment (except that this clause shall not apply if the Participant is reemployed by the Employer before distribution is required hereunder); and

            (3) If the Participant's Account consists of Company Stock acquired with the proceeds of an exempt loan, distribution of such Company Stock may be postponed until such exempt loan has been fully repaid.

            (4) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulations 1.401(a)-11(c) is given, provided that;

                  (A) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (B) the Participant, after receiving the notice, affirmatively elects a distribution.

            (5) All distributions shall be made in a single lump sum payment of the amount distributable.

            (6) All distributions shall be made in whole shares of Company Stock (provided, that the distribution of an interest in a fractional share shall be made in cash). However, a Participant may elect to have his or her vested Account balance distributed in cash.

            (7) Except as provided in paragraph (g), no Company Stock acquired with the proceeds of an exempt loan may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of an exempt loan is held by the Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

      (f) Restrictions. Subject to any designation made on or before December 31, 1983 pursuant to Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, and for Plan years beginning after December 31, 1984, distributions under this Article 6 shall be subject to the following restrictions where applicable.

            (1) No Participant (or Beneficiary) may elect a distribution date which is earlier than 30 days following the date on which the Participant's Account becomes a Fixed Credit Account pursuant to Section 6.04;

            (2) Unless the Employer agrees to shorter periods, no distribution shall commence or be made prior to the expiration of 60 days following the date the Participant's Account becomes a Fixed Credit Account, or prior to 30 days following the date the Participant's (or Beneficiary's) election form is received by the Employer, or prior to 10 days following the Trustee's receipt of the Employer's direction as to time and manner of distribution, whichever is latest notwithstanding the foregoing, if a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulations 1.401(a)-11(c)(1) is given, provided that;

                  (A) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (B) the Participant, after receiving the notice, affirmatively elects a distribution.

            (3) Notwithstanding any other provision of the Plan to the contrary, unless a Participant elects otherwise in writing, in no event shall distribution of a Participant's Fixed Credit Account commence or be made later than the sixtieth day after the close of the Plan Year in which occurs the latest of the following events: (a) the date on which the Participant attains age 65, (b) the date which is the tenth anniversary of the date the Participant commenced participation in the Plan, (c) the date the Participant terminates employment with the Employer, or (d) the date specified by the Participant in a written election;

            (4) Any distribution made to a Participant (excluding distributions to an alternate payee pursuant to a qualified domestic relations order as defined in ERISA Section 206(d)(3)(B), or hardship distributions which do not exceed that amount qualified as eligible medical expenses under Code
Section 213) prior to his attainment of age 59-1/2, for any reason other than distributions made after the Employee's death, distributions made on account of disability as defined in Code Section 72(m)(7), certain distributions of excess matching contributions and excess deferrals of Before-Tax Employee Contributions, or distributions in the form of a series of substantially equal periodic payments for the life of the Employee, shall be subject to a 10% penalty tax as provided in Code Section 72(t). Distributions which are rolled-over to an IRA or which constitute a return of After-Tax Employee Contributions made prior to January 1, 1987 shall not be subject to this penalty tax; notwithstanding the foregoing, to the extent that a distribution is attributable to assets that have been invested, at all times, in Employer securities that satisfied the diversification rules of Section 7.07 for the five Plan Year period immediately preceding the Plan Year in which the distribution occurs, the 10% penalty tax described in this paragraph shall not apply. This exception to the 10% penalty tax on early distributions shall only apply to amounts distributed before January 1, 1990.

            (5) Each Participant's Account balance must be distributed to him in full no later than the April 1st following the calendar year in which he attains age 70-1/2 ("Required Distribution Date"), except that the Required

Distribution Date of any Participant (other than a 5-Percent Owner described in the next sentence) who attained age 70-1/2 prior to January 1, 1988 shall be the April 1st following the calendar year in which he retires; any Participant who at any time during or after the Plan Year in which he attains age 66-1/2 is or becomes a 5-Percent Owner shall have, as his Required Distribution Date, the April 1st following the calendar year in which he attains age 70-1/2. Distributions shall be made in accordance with regulations prescribed by the Secretary of the Treasury over a period not exceeding the life of the Participant or over the lives of the Participant and his Beneficiary (or over a period not exceeding the life expectancy of the Participant or the life expectancy of the Participant and Beneficiary). If the Participant dies after distributions have begun but before his entire nonforfeitable Account balance has been distributed, the remaining amount shall be distributed to the Participant's Beneficiary at least as rapidly as under the method of distribution in effect on the date of the Participant's death. A Beneficiary receiving payments under this paragraph may request that payments be accelerated.

            (6) If a Participant dies before distribution of his nonforfeitable Account balance has commenced, or if the Participant's surviving spouse dies before distribution of the nonforfeitable Account balance has commenced to such surviving spouse, then the entire nonforfeitable Account balance must be distributed to the Participant's Beneficiary within five years of the Participant's death (or the death of his surviving spouse). Provided, full distribution need not be made within five years with respect to any portion of the deceased Participant's Account which is payable to a Beneficiary of the Participant and which will be distributed over the lifetime of the Beneficiary, over a period not exceeding the Beneficiary's life expectancy (in accordance with regulations prescribed by the Secretary of the Treasury), provided that distributions to the Beneficiary begin within one year of the Participant's date of death (or such later date as the Secretary of the Treasury may prescribe by regulations). Where the Beneficiary is the Participant's surviving spouse, the required starting date for the distribution shall not be earlier than the date the Participant would have attained age 70-1/2; and further, where the Beneficiary is the Participant's surviving spouse, the foregoing rules of this paragraph (viii) shall be applied as if the spouse were the Participant in the event that the spouse dies before distributions actually begin.

            (7) In no event shall any distribution from a Participant's Account, other than a withdrawal of After-Tax Employee Contributions under
Section 3.06 or a hardship distribution under Section 7.01, be made earlier than: (A) the Participant's retirement, death, disability, separation from service, or attainment of age 59-1/2; (B) the termination of the Plan pursuant to Section 10.02 without establishment of a successor plan;
(C) the date of sale by the Employer of substantially all of its assets to a corporation in whose employment the Participant continues; or (D) the date of sale by the Employer of a subsidiary in whose employment the Participant continues.

            (8) In no event shall any provision of this Article 6 be construed so as to allow any Participant to create a death benefit which is more than incidental within the meaning of Treasury Regulation subsection 1.401(a)-14(b)(3).

      (g)   Put Option.

            (1) If Company Stock is distributed to a Participant and such Company Stock is not readily tradeable on an established securities market, the Participant has a right to require the Company to repurchase the Company Stock distributed to such Participant under a fair valuation formula. For purposes of this Section, the term "established securities market" means a securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Stock Exchange Act (15 U.S.C. 780). Such Stock shall be subject to the provisions of paragraph (c) of this Section.

            (2) Similarly, Company Stock which is publicly traded and subject to a trading limitation must be subject to a put option. For purposes of this paragraph, a "trading limitation" on Company Stock is a restriction under any Federal or State securities law or any regulation thereunder, or a permissible agreement affecting the Company Stock which would make the Company Stock not as freely tradeable as stock not subject to such restriction.

            (3) The put option must be exercisable only by the Participant, by the Participant's beneficiary, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of the Participant's death. (Under this paragraph "Participant" means a Participant and the beneficiaries of the Participant under the Plan.) The put option must permit a Participant to put the Company Stock to the Company. Under no circumstances may the put option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Company at the time that the put option is exercised.

            (4) The put option shall commence as of the day following the date the Company Stock is distributed to the former Participant and end 60 days thereafter and if not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to the former Participant (or such other 60-day period as provided in regulations promulgated by the Secretary of the Treasury). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the 60-day periods described herein after distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of applicable 60-day period the Company Stock is subject to the put option.
The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

            (5) The put option is exercised by the holder notifying the Company in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or State law. Upon exercise of a put option the Company, in its sole and absolute discretion, shall determine whether payment shall be in a lump-sum or in periodic installment payments. Adequate security and a reasonable interest rate must be provided for any credit extended and the payment terms for the put option must be reasonable in other respects. Periodic payments are reasonable if annual installments, beginning within 30 days after the date the put option is exercised, are substantially equal. Generally, the payment period may not end more than 5 years after the date the put option is exercised. However, by agreement of the parties, it may be extended to a date no later than the earlier of 10 years from the date the put option is exercised or the date the proceeds of the loan used by the Plan to acquire the Company Stock subject to such put option are entirely repaid. Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the Company's articles of incorporation, unless so required by applicable state law.

            (5) An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section. The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

      SECTION 6.03      DIRECT ROLLOVERS AFTER 1992.

      (a) Application. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that otherwise would limit a distributee's election under the Plan, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

      (b)   Definitions.

            (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            (3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

      SECTION 6.04 FIXED CREDIT ACCOUNTS. Following the date of a Participant's retirement, death, or other termination of employment, the Plan Administrator shall direct a valuation of the Fund. The valuation of the Participant's Account shall be made as of the next Valuation Date following the date on which the Participant retires, dies, or otherwise terminates employment. Following the valuation, the amount of the Participant's Account shall become a Fixed Credit Account. Thereafter, the Participant's (and any Beneficiary's) interest under the Plan shall be solely in such Fixed Credit Account which shall be maintained by the Trustee until the nonforfeitable portion of the Account balance is completely distributed to the Participant (or to his Beneficiary). Where the Fixed Credit Account is established due to the Employee's termination of employment, the forfeitable portion of such Fixed Credit Account, if any, shall be forfeited as provided in Section 7.04(b), and shall then be allocated to other eligible Participants as provided in Section 5.06(d). Distribution of the nonforfeitable portion of such Participant's Account may at the Participant's election, be made in a lump sum within a reasonable period of time. The nonforfeitable portion of the Participant's Account may be distributed even though such Participant has not as yet incurred a one-year Break in Service. Thereafter, the Employee's nonforfeitable portion of his Account balance shall not be less than "X" determined by the following formula:

      X  = P (AB+D) - D where

      AB = the Account balance at the relevant time,

      P  = the Employee's nonforfeitable percentage at the relevant time

      D = the amount of the distribution, and the Relevant Time is the time at which the Participant's nonforfeitable percentage in his Account cannot increase.

      SECTION 6.05 BENEFICIARY DESIGNATIONS. Every Participant shall have the right to designate a Beneficiary or Beneficiaries to receive any of the nonforfeitable balance of his segregated Account, or the portion thereof remaining at the time of his death. Such designation, which shall be made on a form prescribed by, provided by, and filed with the Plan Administrator, shall specify the share to be received by each Beneficiary. Such designation of a Beneficiary or Beneficiaries may be changed from time to time by the

Participant by filing a new designation with the Plan Administrator. Upon receipt of any designation or change in designation, the Plan Administrator shall forthwith take such action as may be required to effectuate such designation or change in designation. If any Participant shall fail to designate a Beneficiary, or fail to designate how any remaining balance is to be paid in the event of the death of the designated Beneficiary or Beneficiaries, the Plan Administrator shall be empowered to designate a Beneficiary or Beneficiaries on his behalf, but only among the spouse, children, trust, or estate of the Participant. Where the Participant is married and has designated a Beneficiary other than his spouse, the designation form must be signed by the Participant's spouse, indicating consent to the designation and acknowledgement of its effect, and the spouse's signature must be witnessed by an unrelated representative of the Plan or a Notary Public. Although such witnessed or notarized signature may thereafter be relied upon conclusively by the Plan Administrator, the Plan Administrator is empowered to file an appropriate action in a court of competent jurisdiction to resolve any questions as to the rightful Beneficiary of a Plan distribution.


                                   ARTICLE 7

                               SPECIAL PROVISIONS

      SECTION 7.01      WITHDRAWALS FOR HARDSHIP.

      (a) Withdrawal Procedure. A Participant may apply for a withdrawal distribution because of a hardship (as defined in paragraphs (b) and (c) below) from the Participant's Before-Tax Contribution Account by filing a written application with the Employer at least 30 days prior to the requested date of distribution. The amount of a hardship distribution shall be limited to the least of (1) the amount which the Employer determines is required to meet the financial need caused by the hardship, (2) 100 percent of the Participant's Before-Tax Employee Contribution Account balance as valued on the next Accounting Date, or (3) the cumulative total of the Participant's Before-Tax Employee Contributions to the Plan. The Employer is authorized to limit the amount of a withdrawal until the valuation process is completed.

      (b) Circumstances of Hardship. A hardship shall be considered to exist if the hardship is on account of an immediate and heavy financial need of the Participant. A hardship is considered to be "on account of an immediate and heavy financial need of the Participant" if the hardship is attributable to:

            (1) Medical expenses described in Code Section 213(d) incurred by the Participant, his spouse or his dependents (as defined in Code Section 152);

            (2) Costs directly related to the purchase (excluding mortgage payments) of the Participant's principal residence;

            (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children or his dependents (as defined in Code Section 152); or

            (4) Payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of that residence; or

            (5) Such other conditions that the Plan Administrator finds justify an immediate and heavy financial need under rules published from time to time by the Internal Revenue Service.

      (c) Determination of Financial Need. A hardship shall be considered to exist only if the hardship distribution is necessary to satisfy an immediate and heavy financial need of the Participant. A hardship distribution is considered to be "necessary to satisfy an immediate and heavy financial need of the Participant" if all of the following requirements are satisfied:

            (1) The distribution is not in excess of the amount which the Employer determines is required to meet the immediate financial need caused by the hardship;

            (2) The Participant already has applied for and received all distributions and all nontaxable loans currently available under this Plan and all other plans maintained by the Employer. For these purposes, a Participant is not required to have applied for and received any other currently available hardship distribution from any other plan maintained by the Employer;

            (3) In the Plan Year in which a Participant receives a hardship distribution, his Before-Tax Employee Contributions under Section 3.05 shall be suspended automatically for a period of at least 12 months following the date of distribution, after which they will resume in the next calendar quarter at the rate elected by the Participant.

            (4) In the Plan Year immediately following the Plan Year in which a Participant receives a hardship distribution, his Before-Tax Employee Contributions under

Section 3.05 shall be limited to the maximum amount determined under Section 3.05(a) for such Plan Year reduced by the Participant's Before-Tax Employee Contributions under Section 3.05 for the Plan Year in which the Participant received the hardship distribution.

      (d) Determination of Hardship. A Participant's request for a hardship distribution shall be accompanied or supplemented by such written evidence as the Employer may reasonably request. The Employer, in its discretion, may grant a request for a hardship distribution and may direct the Trustee to permit such Participant to make a withdrawal if, in its discretion, the Employer finds, based on all relevant facts and circumstances, that a condition of hardship as defined in paragraphs (b) and (c) above exists. In making its determination, the Employer shall adopt and follow uniform and nondiscriminatory rules and its decisions shall be final and binding. In each case, the Employer may rely on reasonable written representations of the Participant and shall not be required to make an independent investigation of the facts and circumstances.

      (e) Liquidation of Investment Funds. A Participant's hardship distribution shall be distributed from each of the investment funds in which he participates on a pro-rata basis.

      (f) Costs. Any distribution pursuant to this Section shall be subject to all costs of liquidating the Participant's Account, including but not limited to early withdrawal penalties, brokerage fees, market value adjustments, and similar changes.

      SECTION 7.02      LOANS TO PARTICIPANTS.

      (a) General Rules. In addition to the powers granted under Article 9, the Employer shall have the power to establish a Participant loan program and to direct the Trustee to make loans to Participants from the nonforfeitable portion of their non-Employee Stock Ownership Accounts. Subject to the special rules provided in paragraph (d) below, the general rules in the following paragraphs apply to Participant loans. Any application by a Participant to borrow money from his Account shall be made by written request to the Employer, on a form prescribed and provided by the Employer. Each approved loan shall be subject to a loan origination fee and an annual maintenance fee, established by and payable to the Trustee. If, after appropriate investigation, the Employer approves a loan application, the Employer shall direct the Trustee to withdraw from the Participant's Account and disburse to the Participant by check the amount requested and approved, but only upon the following terms and conditions:

            (1) the loan shall be evidenced by a promissory note which shall be in a form prescribed by the Employer;

            (2) the loan shall be for a principal amount which, when added to the outstanding balance of any other loan or loans of the Participant from the Plan and from any other tax-qualified retirement plan of the Employer (including plans of other employers required to be aggregated with this Plan pursuant to Code Section 414(b), (c), or (m)) does not exceed the lesser of:

                  (A) $50,000, reduced by the excess (if any) of the highest outstanding balance of the Participant's Plan loans during the one-year period ending on the day before the date on which the loan is to be made, over the outstanding balance of Plan loans on the date on which such loan is to be made, or

                  (B)   50% of the vested Account balance of the Participant;

      provided, however, that loans granted prior to October 18, 1989 may not exceed the limitations in effect prior to October 18, 1989;

            (3) the loan shall bear a reasonable rate of interest, comparable to that being charged by local financial institutions on loans of a similar character;

            (4) the loan shall be for a prescribed term of no longer than five years, unless the loan is for the purchase of the Participant's principal residence;

            (5) the loan shall provide for specific terms of repayment, in substantially equal installments of principal and interest, made at least quarterly, which terms the Employer shall implement by appropriate withholding from the Participant's regular salary or wages;

            (6) the loan shall be secured, notwithstanding any other provision of the Plan to the contrary, by a pledge of not more than 50% of the Participant's nonforfeitable Account balance as of the date of the loan, or if the Employer otherwise determines it to be appropriate, shall be secured by other collateral comparable to that customarily required by local financial institutions and by an irrevocable wage assignment if permitted by local law; and

            (7) the loan shall be subject to the availability of cash in the Fund for making loans.

      (b) Treatment of Repayments. Nothing herein shall prevent a Participant from prepaying an outstanding loan. For purposes of the allocation of earnings, gains and losses of the Fund and the determination of the balance of a Participant's Account on any Accounting Date under Article 4, a loan under this Section shall be treated as a nontaxable withdrawal from the Participant's Account, on the date the loan proceeds are disbursed, to the extent of the principal amount borrowed, and each payment on the loan shall be treated as a contribution to the Account, on the date received, to the extent such payment constitutes repaid principal. Interest paid by a Participant on any loan shall be credited directly to the Account of that Participant and shall not be considered part of the earnings of the Fund for purposes of computing earnings allocable among Participants' Accounts.

      (c) Default. The Employer may direct the Trustee to take any action which may be necessary or appropriate to permit the Employer to enforce collection of an unpaid loan. A loan shall be deemed to be in default upon the Participant's failure to timely make any scheduled repayment of principal or interest and expiration of reasonable grace period that may be permitted by the Employer and allowed by law. The Trustee, at the direction of the Employer, shall report the amount of any defaulted loan as a taxable distribution to the Participant at the time and to the extent required by law. Upon the occurrence of any event permitting a distribution from the Plan, any balance of the loan which still remains unpaid (including any unpaid interest due) shall be recharacterized as a distribution, deducted from the Participant's Account balance and reported by the Trustee as taxable income to the Participant, if not previously reported as a taxable distribution pursuant to the preceding sentence, at the time and to the extent required by law.

      (d) Special Rules. In addition to the terms and conditions provided in the preceding paragraphs of this Section, loans to Participants shall be subject to the following terms and conditions:

            (1) All loans under the Plan shall be made strictly in accordance with the provisions of this Section, with the specific Participant loan provisions described in Section 2550.408b-1(d) of the Department of Labor Rules and Regulations for Fiduciary Responsibility, and with any additional rules which may be adopted by the Employer;

            (2) Loans shall be available to all Participants on a reasonably equitable basis in a uniform and nondiscriminatory manner, although the Employer may make distinctions on the basis of credit-worthiness of the Participant, the liquidity of the Participant's Account and of the Fund at the time of receipt of the Participant's loan application, and such other factors as the Plan Administrator deems relevant in protecting the interests of all Participants in the Fund;

            (3)   The minimum loan shall be $1,000;

            (4) The loan proceeds need not be disbursed to the Participant by the Employer prior to the expiration of 30 days from the date of receipt by the Employer of the Participant's loan application;

            (5) The loan shall be subject to the ability of the Trustee to liquidate prior investments directed by the Participant for his Account, and all costs of liquidating the Account to cash for purposes of making the loan;

            (6) No more than one loan may be outstanding to any one Participant at any time, and no more than one loan may be taken within any Plan Year quarter; and

            (7) With respect to any loan disbursed after March 31, 1992, the funds to be disbursed to the Participant shall be disbursed pro rata from the investment funds in which the Participant's Account is invested at the time that the loan is made. Any portion of a loan that is distributed from a guaranteed interest contract fund shall be withdrawn on a pro rata basis from the guaranteed interest contracts in which the Participant's Account is invested. The source of funds for loans disbursed prior to April 1, 1992 shall be governed by the terms of the Plan in effect on the date that the loan is disbursed.

      SECTION 7.03      TOP-HEAVY PLAN RULES.

      (a) General Rule. If, for any Plan Year, the Plan is a top-heavy plan as determined under paragraph (b), then the requirements in paragraph (c) shall apply to the extent indicated by that paragraph. For purposes of this section, the term "Employer" shall include any member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code
Section 414(b) as modified by Code Section 415(h)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code
Section 414(c) as modified by Code Section 415(h)), or (3) an affiliated service group (as defined in Code Section 414(m)).

      (b) Top-Heavy Test. The Plan's status as a top-heavy plan for any Plan Year shall be determined in accordance with the following five step procedure:

            (1) Required Plan Aggregation. First, there shall be aggregated with this Plan (A) each plan of the Employer in which a key employee is a participant and (B) each other plan of the Employer which enables a plan described in (A) to meet the requirements of Code Section 401(a)(4) or Code
Section 410, and (C) each plan described in (A) or (B) which was terminated during the five consecutive Plan Year period ending with the determination date.

            (2) Key Employee Sum. Second, there shall be computed, as of the determination date, the sum of the account balances of all key employees under all defined contribution plans, including this Plan, required to be aggregated under (1). For purposes of this computation, account balance means the account balance as of the most recent valuation date occurring within a 12-month period ending on the determination date, plus an adjustment for contributions due as of the determination date. In the case of a profit sharing plan or other plan not subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions actually made after the valuation date but on or before the determination date, except that in the first plan year, the adjustment shall include any contributions made after the determination date that are allocated as of a date within the first plan year. In the case of a money purchase pension plan or other plan subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions that would be allocated as of a date not later than the determination date, even though such amount is not yet required to be contributed, plus the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period under Code Section 412(c)(10). Finally, for purposes of this computation:

                  (A) there shall be included in the sum any distributions (other than rollover amounts or plan-to-plan transfers not initiated by the employee or made to another plan maintained by the Employer) made to an employee from this Plan, from another plan required to be aggregated under (1), or from a terminated plan which, if it had not been terminated, would have been required to be aggregated under (1), within the five year period ending on the determination date;

                  (B) there shall be excluded from the sum any rollover contribution and any plan-to-plan transfer initiated by the employee and accepted after December 31, 1983 by this Plan, or by any other plan required to be aggregated under (1), from a plan other than one maintained by the Employer;

                  (C) there shall be excluded from the sum the account balance of any employee who formerly was a key employee but who is not a key employee for the year ending on the determination date; and

                  (D) there shall be excluded from the sum the account balance of any individual who has not performed service for the Employer at any time during the five year period ending on the determination date.

            (3) All Employee Sum. Third, under the same procedures as set forth in (2) above, including the special rules in (A), (B), (C), and (D), there shall be computed the sum of account balances and present values of accrued benefits for all employees.

            (4) Top-Heavy Test Fraction. Fourth, the sum computed in (2) shall be divided by the sum computed in (3), and if the resulting fraction is
0.60 or less, neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Plan Year. If the fraction is greater than 0.60, both the Plan and any plan required to be aggregated under (1) are top-heavy plans for the Plan Year, unless after the permissive plan aggregation described in (5) below, the recomputed fraction is 0.60 or less.

            (5) Permissive Plan Aggregation. At the election of the Plan Administrator, plans of the Employer, other than those required to be aggregated under (1), but which provide contributions or benefits comparable to this Plan, may be aggregated with this Plan and the plans required to be aggregated under (1), provided that such aggregated group would meet the requirements of Code Sections 401(a)(4) and 410. Steps (2) through (4) above may then be repeated, based on this permissively aggregated group, and if the top-heavy test fraction computed in step (4) is 0.60 or less for this group, then neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Plan Year; however, if the top-heavy test fraction computed in step (4) is still greater than 0.60, both the Plan and any plan required to be aggregated under (1) will be top-heavy plans for the Plan Year, but no plan which is permissively aggregated under this step (5) will be deemed top-heavy for such reason.

      (c) Superseding Rules. For each Plan Year that the Plan is a top-heavy plan, the requirements in (1) below shall supersede any other provisions of the Plan which otherwise would apply for that Plan Year. For any Plan Year that the Plan is a top-heavy plan, the vesting schedule in (2) below shall supersede the Plan's regular vesting schedule, but only to the extent it provides a greater vested percentage for any level of Years of Service than the Plan's regular vesting schedule, and only with respect to employees who have at least one Hour of Service after the Plan becomes top-heavy; if and when the Plan ceases to be a top-heavy plan, the Plan's regular vesting schedule shall again apply (without regard to the schedule in (3) below) as of the first day of the Plan Year after the last Plan Year for which the Plan is a top-heavy plan, but subject to all Plan rules that apply in the case of amendments to the vesting schedule.

            (1) Minimum Contributions or Benefits for Non-Key Employees. Employer contributions and forfeitures for the Plan Year beginning after December 31, 1983 allocated on behalf of each non-key employee Participant (A) who has not separated from employment with the Employer at the end of the Plan Year, and (B) who is eligible for an allocation of Employer contributions under the Plan (without regard to any requirements for a minimum number of Hours of Service during the Plan Year, mandatory or voluntary contributions, or compensation for the Plan Year in excess of a stated amount), shall be equal to at least (i) multiplied by (ii), where --

                  (A) is equal to 3 percent, or if less, the maximum percentage of Employer contributions and forfeitures (as a percentage of compensation not in excess of $200,000, as adjusted from time to time in accordance with Section 401(a)(17) of the Code) allocated on behalf of any key employee Participant for the Plan Year, and

                  (B) is equal to the non-key employee Participant's compensation for the Plan Year.

For purposes of this rule, Employer contributions and forfeitures allocated under any other defined contribution plan of the Employer, in which any key employee participates or which enables another defined contribution plan to meet the requirements of Code Section 401(a)(4) or Code Section 410, shall be considered contributions and forfeitures allocated under this Plan. For purposes of computing the product in the foregoing sentence, compensation in years before January 1, 1984 and in years after the close of the last Plan Year in which the Plan is top-heavy shall be disregarded, and similarly, years of service shall exclude years of service when the Plan was not top-heavy (for any Plan Year ending during such year of service) and years of service completed in a Plan Year beginning before January 1, 1984.

            (2) Accelerated Vesting. A Participant's vested percentage of any Employer Contribution Account that is subject to a vesting schedule shall be determined in accordance with the following vesting schedule:

                Years of Service            Vested Percentage
                ----------------            -----------------
      less than 2 years                              0%
      at least 2 years but less than 3 years        20%
      at least 3 years but less than 4 years        40%
      at least 4 years but less than 5 years        60%
      at least 5 years but less than 6 years        80%
               6 or more years                     100%

      (d) Special Definitions. For purposes of this section, the following terms shall have the meanings indicated:

            (1) "compensation" means compensation as defined in Article 3 for purposes of the limitations on annual additions under Code Section 415.

            (2) "determination date" means, with respect to any Plan Year, the last day of the preceding Plan Year, except that in the case of the first Plan Year, the determination date shall be the last day of that Plan Year. Where one or more plans are required or permitted to be aggregated with this Plan, and where all plan years do not coincide, the key employee and all employee sums in paragraph (b) above each shall be determined separately for each plan on the respective determination dates, and the results shall then be combined for the determination dates falling within the same calendar year.

            (3) "employee" means (A) a common-law employee or partner of the Employer who is or once was a Participant, or would have been a Participant but for his failure to complete some minimum number of hours of service in any Plan Year, if required, (after meeting the Plan's initial eligibility requirements), to make mandatory employee contributions, if required, or to receive compensation in excess of a stated amount, and (B) any Beneficiary.

            (4) "key employee" means each employee or former employee (or Beneficiary of either) who, at any time during the Plan Year containing the determination date or during any of the four preceding Plan Years, --

                  (A) is an officer of the Employer and who has annual compensation in the Plan Year, greater than 50 percent of the applicable dollar limitation of Code Section 415(b)(1)(A) in effect for the Plan Year;

                  (B) is one of the ten employees owning the largest interests in the Employer and who has compensation from the Employer greater than the applicable dollar limitation of Code Section 415(c)(1)(A) in effect for the calendar year in which the determination date falls;

                  (C)   is a 5-Percent Owner of the Employer; or

                  (D) is a 1-Percent Owner of the Employer who has annual compensation from the Employer of more than $150,000.

For purposes of (A), no more than 50 employees, or if less, the greater of 3 employees or 10 percent of all employees, shall be treated as officers. For purposes of (B), (C), and (D), the constructive ownership rules of Code Section 318 shall apply with the modification that 5 percent shall be substituted for 50 percent in Section 318(a)(2). Also, for purposes of (B), if two employees have the same interest in the Employer, the employee having the greater annual compensation from the Employer shall be treated as having a larger interest; following application of this rule, an employee shall be considered a key employee, even if he is not among the first ten largest owners, if his ownership interest in the Employer is not less than at least one of the top ten owners and provided he has the requisite level of compensation described in
(B). Finally, for purposes of (C) and (D), each employer that otherwise would be aggregated under this section's definition of "Employer" shall be treated as a separate employer to determine ownership percentages.

            (5) "valuation date" means the last day of the plan year in the case of any defined contribution plan, including this Plan, and the date used for computing plan costs for minimum funding in the case of any defined benefit plan.

      (e) Adjustment to Dollar Amount. The $200,000 limit on compensation in paragraph (c)(2) above shall be adjusted automatically, without the need of specific plan amendment, in accordance with Section 401(a)(17) of the Code.

      (f) Anti-Cutback Rule. Notwithstanding the foregoing rules of this section, in no event shall any changes in the Plan's benefit structure, including its vesting provisions, that result from a change in the Plan's top-heavy status, cause the Account balance of any Participant to be reduced in violation of Code Section 411. In addition, in the case of any changes in the vesting provisions of the Plan, each Participant (1) who has completed at least three Years of Service and (2) whose nonforfeitable rights are adversely affected by the change, may elect, during the election period, to have his nonforfeitable rights determined without regard to such change. The election period shall begin on the date the change is adopted or becomes effective, whichever is earlier, and end on the latest of (A) the date which is sixty days after the day the change is adopted, (B) the date which is sixty days after the day the change becomes effective, or (C) the date which is sixty days after the day the Participant is issued written notice of the change.


      SECTION 7.04      BREAK IN SERVICE RULES.

      (a) Years of Service. The Plan rights of an Employee who incurs a Break in Service (whether or not due to an actual separation from employment with the Employer) shall be affected as follows:

            (1) As long as an individual remains an Employee of the Employer, and has not separated from employment, he will not lose credit for any Years of Service.

            (2) An Employee who separates from employment with the Employer, and who incurs a Break in Service, shall lose credit for any Years of Service earned prior to the Break in Service on the last day of the first Plan Year in which he incurs a Break in Service or on the date he separates from employment with the Employer, if later.

            (3) Section 7.04(a)(2) notwithstanding, in the case of any individual who had a nonforfeitable right to all or a portion of his Account under Article 5 prior to his Break in Service, and who returns to employment with the Employer, all Years of Service earned prior to the Break in Service shall be restored to the credit of the individual as of the first date he again is credited with an Hour of Service for the Employer after the Break in Service.

            (4) Section 7.04(a)(3) notwithstanding, in the case of an individual who had no nonforfeitable right to his Account under Article 5 prior to his Break in Service, and who returns to employment with the Employer, all Years of Service earned prior to the Break in Service shall be restored to the credit of the individual as of the first date he again is credited with an Hour of Service with the Employer after the Break in Service, but only if --

                  (A) he is credited with 1,000 or more Hours of Service by the one year anniversary of the date he is first credited with an Hour of Service after the Break in Service, or he is credited with 1,000 or more Hours of Service within any Plan Year thereafter beginning with the Plan Year that includes such one year anniversary; and

                  (B) the number of one year Breaks in Service is less than the greater of (AA) five (5) one-year Breaks in Service, or (BB) his aggregate number of Years of Service earned by the individual prior to the Break in Service (not taking into account any Years of Service disregarded under a previous application of this rule).

Provided, however, upon completion of the 1,000 Hours of Service requirement in
(aa), the individual also shall receive credit for any Year of Service earned during the period in which he is satisfied such requirement. If the individual's number of consecutive one year Breaks in Service equals or exceeds the greater of (AA) five (5) one-year Breaks in Service, or (BB) his aggregate number of Years of Service before the Break in Service, then credit for any Years of Service earned prior to the Break in Service shall not be restored.

      (b) Forfeitures. The forfeitable portion of a retired, disabled, deceased, or terminated Participant's Account, if any, shall be forfeited and returned to the Fund (for allocation to the eligible Participants as provided in Article 6) in accordance with the rules of this paragraph.

            (1) Effective July 1, 1991, if the nonforfeitable balance of the Participant's Account is paid in a single lump sum and (i) does not exceed $3,500 or (ii) does exceed $3,500 and the Participant consents to such lump sum, and payment is made no later than the close of the Plan Year following the Plan Year in which participation in the Plan terminates, the forfeiture shall occur on the last day of the Plan Year in which the lump sum distribution is made.

            (2) Effective July 1, 1991, if the nonforfeitable balance of the Participant's Account exceeds $3,500, and if the Participant refuses to consent to a single lump sum payment of this amount prior to his attainment of Normal Retirement Age, the forfeiture shall occur as of the last day of the Plan Year in which the Participant incurs his fifth consecutive one-year Break in Service.

            (3) Effective July 1, 1991, if the nonforfeitable balance of the Participant's Account is paid in installments, the Plan Administrator shall forfeit the Participant's forfeitable balance on the last day of the Plan Year in which the first installment is paid, unless such amount was previously forfeited pursuant to Section 7.04(b)(2), above. Provided, however, that if the Participant is reemployed prior to his fifth consecutive one-year Break in Service and repayment is made pursuant to (c) below, the total forfeited amount shall be restored.

Any amount previously forfeited from a Participant's Account, pursuant to (1) or (3) above, shall be restored in full to that

Participant's Account as of the last day of the first Plan Year (after the Participant's Break in Service or other separation from employment) in which he is credited with a Year of Service. Provided, that no forfeiture shall be restored to the account of a Participant who has incurred five or more consecutive one-year Breaks in Service or who fails to make repayment of his prior distribution pursuant to the rules below. Any amount so restored shall be derived first from forfeitures for that year, and then from Employer contributions for the year or succeeding years, is necessary.

      (c) Repayments. A Participant who has received a distribution of less than the full balance of his Account at his separation from employment, and who returns to employment covered by the Plan prior to incurring five (5) consecutive one-year Breaks in Service, may elect to repay to the Fund the full amount distributed, provided that such repayment is made prior to the last day of the Plan Year in which he incurs the fifth consecutive one-year Break in Service after resuming employment. Any amount so repaid shall be aggregated in the Participant's Account with any forfeiture restored pursuant to paragraph
(b) above.

      (d) Nonforfeitable Percentage. Except in the case of a Participant (1) whose nonforfeitable percentage was 100% pursuant to Article 5, (2) who had no prior Account balance, or (3) who had a prior Account Balance that was disbursed and who now is not entitled to make a repayment or to have a previous forfeiture restored, there shall be created, for each Participant who incurs a Break in Service or who receives a distribution (regardless of a Break in Service), two sub-accounts within his Account. These sub-accounts shall separate any additions to the Account made after the Break in Service (or after the distribution) from the previous balance. The Participant's nonforfeitable percentage shall be determined separately for these sub-accounts, in accordance with the following rules:

            (1) Years of Service earned by the Participant subsequent to any Breaks in Service of less than five (5) consecutive years shall be credited for purposes of determining the nonforfeitable percentage of the Participant's pre-Break sub-account;

            (2) Years of Service earned by the Participant subsequent to any five (5) consecutive one-year Breaks in Service shall be disregarded for purposes of determining the nonforfeitable percentage of the Participant's pre-Break sub-account;

            (3) Years of Service earned by the Participant subsequent to the Break in Service, plus any Years of Service earned prior to the Break in Service which are retained pursuant to (1) above, shall be used for purposes of determining the nonforfeitable percentage of the Participant's post-Break sub-account;

            (4) Until a Participant entitled to make a repayment pursuant to paragraph (c) above makes the full repayment, or in any case for a Participant who fails or is ineligible to make a repayment, the Participant's nonforfeitable interest in his pre-Break sub-account (or initial sub-account, where there has been a distribution but no Break in Service) shall be equal to an amount, V, determined by the formula:

                           V = P[AB + D] - D, where:

                  P is the Participant's nonforfeitable percentage as otherwise determined under the Plan at the relevant time,

                  AB is the Participant's pre-Break (or initial) sub-account balance at the relevant time,

                  D is the amount of the distribution which was made to the Participant, and the relevant time is the time at which the Participant's nonforfeitable percentage in his Account cannot increase.

      SECTION 7.05      LEASED EMPLOYEES.

      (a) General Rule. Any leased employee of the Employer shall be excluded from participation in the Plan but nonetheless shall be counted as an Employee of the Employer for certain Plan purposes as provided in Code Section 414(n). However, except as provided in paragraph (c) below, if by reason of counting such leased individual as an employee for certain purposes as required by the preceding sentence (and after taking into account contributions and benefits provided by the leasing organization as described in this paragraph), the Plan fails to meet the requirements of Code Sections 401(a) or 410(b), the leased individual will be eligible to participate in the Plan as if he or she were a common-law Employee. Years of Service for such person shall be calculated in accordance with the rules set forth in Code Section 414 and regulations issued thereunder. In all events, contributions to or benefits provided by any tax-qualified plan maintained by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

      (b) Definitions. For purposes of this section, the term "leased employee" means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)(A)) on a substantially full time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the Employer.

      (c) Excluded Employees. Except as provided in regulations prescribed by the Secretary of Treasury, the Plan participation requirement of paragraph
(a) of this Section shall not apply to any leased employee if: (1) such employee is covered by a pension plan which is maintained by the leasing organization and meets the requirements of paragraph (d) of this Section, and
(2) all such leased employees constitute 20 percent or less of the Employer's non-highly compensated work force. For purposes of this section, the term "non-highly compensated work force" means the aggregate number of individuals who are: (i) other than highly compensated employees of the Employer determined in accordance with Code Section 414(q), and (ii) either (A) employees of the Employer (without regard to paragraph (a) of this section) and have performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)(A)) on a substantially full time basis for a period of at least one year, or (B) leased employees of the Employer.

      (d) Plan Requirements. A pension plan shall meet the requirements of this paragraph if it is a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, (2) full and immediate vesting, and (3) immediate participation for each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization and individuals whose compensation from the leasing organization during the plan year and the three immediately preceding plan years is less than $1,000.) For purposes of this section, the term "compensation" means the total compensation of the leased employee from the leasing organization for the entire year, as described in Code Section 415(d)(3) and the regulations thereunder, except that such term shall include (i) amounts excluded from gross income under Code
Section 402(a)(8) or 402(h)(l)(B), (ii) amounts which could have been received in cash but for an election under a Code Section 125 cafeteria plan, and (iii) amounts contributed to a Code Section 403(b) annuity contract pursuant to a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D).

      (e) Recordkeeping Relief. Notwithstanding any other provision of the Plan, if the Employer (1) does not maintain any top-heavy plans within the meaning of Code Section 416(g) and (2) uses the services of leased employees only for an insignificant percentage of its total workload, then the Employer shall be exempt from the employee leasing recordkeeping requirements in accordance with regulations prescribed by the Secretary of Treasury.

      (f) Multiple Employers. In the event that the Employer is a member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code Section 414(b)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code Section 414(c)), (3) an affiliated service group (as defined in Code Section 414(m)), or any other group of entities required to be aggregated as prescribed by regulations under Code Section 414(o), then the foregoing rules of this section shall be applied by treating all leased employees of such other employers as leased employees of the Employer.

      SECTION 7.06      PROVISIONS RELATING TO PLAN INVESTMENTS IN COMPANY
STOCK.

      (a) Authorization to Invest. The Trustee may invest 100% of the Fund in Company Stock, provided that such stock constitutes "qualifying employer securities" as defined in Code Section 4975(e)(8).

      (b) Securities Transactions. The Trustee may acquire or sell Company Stock in the open market or in any private transaction. If the Company Stock is acquired from, or sold to, a party-in-interest as defined in ERISA section 3(14), no commission may be paid.

      (c) Rights, Warrants, or Options. Stock rights (including warrants and options but not voting rights) issued with respect to Company Stock shall be exercised by the Trustee on behalf of Participants to the extent that cash is available. Rights which cannot be exercised because of the lack of cash shall be sold and the proceeds shall be invested in Company Stock.

      (d) Reinvestment of Dividends. Cash dividends paid on Company Stock shall be allocated to Participants' Accounts as of the record date for the dividend and shall be reinvested by the Trustee in share of Company Stock for the Participants' Accounts.

      (e) Voting and Other Rights. Each Participant shall have the right with respect to full and fractional shares of Company Stock allocated to the Participant's Account to direct the Trustee how to vote such shares with respect to any matter put to a shareholder vote and the manner in which to respond to any tender offer or exchange offer with respect to such shares. The Trustee shall thereafter vote, tender or exchange all such shares in the manner directed by the Participants. Such vote, tender offer or exchange offer response shall be arranged by written ballot, proxy, or open meeting according to such rules and guidelines as the Plan Administrator shall establish.

      Shares of the Company stock held by the Fund but as yet unallocated and allocated shares as to which the Trustee does not receive timely or proper direction from Participants shall be voted, tendered or exchanged by the Trustee in the same proportion as the Trustee was directed with respect to those allocated shares of Company Stock for which the Trustee received proper direction.

      (f) Exempt Loan. The Trustee shall have the power to borrow money from or guaranteed by a "party-in-interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in Section 4975(e) of the Code ("Loan" or "Exempt Loan") on the following terms and conditions:

            (1) The proceeds of the Loan will be used within a reasonable time after receipt (i) to acquire Company Stock, or (ii) to repay a prior Loan hereunder.

            (2) No security shall be provided for the Loan other than the Company Stock acquired with the proceeds of the Loan or the proceeds of a prior Loan hereunder repaid with the proceeds of the present Loan. No person entitled to payment under the Exempt Loan shall have any right to assets of the Plan other than (i) the collateral for the Loan, (ii) contributions made to the Plan to meet Employer obligations under the Loan, and (iii) earnings on such collateral or contributions.

            (3) The payments required to be made to repay the Loan in any Plan Year shall not exceed the sum of the contributions and earnings received during or prior to the Plan Year, less payments made in prior Plan Years. Such contributions and earnings must be accounted for separately on the Plan's book until the Loan is repaid.

            (4) In the event of default, the value of Plan assets transferred in satisfaction of the Loan shall not exceed the amount of the default, and if the lender is a party-in-interest or disqualified person such transfer shall be only to the extent of the failure of the Fund to meet scheduled payments.

            (5) The interest rate of such Loan shall be reasonable, taking into account all relevant circumstances.

            (6) The Employer agrees to contribute for any Plan Year, in addition to any contributions required under Article 3, an amount sufficient to satisfy the Fund's obligations under the terms of the Loan.

            (7) Such Loan shall be for the primary benefit of Participants and their beneficiaries, and the terms of the Loan shall be at least as favorable to the Fund as the terms of a comparable loan at arm's length between independent parties and shall not be such that assets of the Fund might be drained off.

            (8) The Loan may not contain any provision allowing the party-in-interest or disqualified persons to demand full payment of the Loan at any time prior to the end of the term on the Loan.

      SECTION 7.07      DIVERSIFICATION OF INVESTMENTS.

            (a) Election by Qualified Participant. Each Participant who has attained age 55 and completed at least 10 years of participation in the Plan shall be permitted to direct the Plan Administrator as to the investment of 25% of the value of the Participant's Account attributable to Company Stock acquired by the Plan (or the Company's Employee Stock Ownership Plan) after December 31, 1986. This diversification election shall continue for five Plan Years beginning with the Plan Year after the Plan Year in which the Participant first attains age 55 after completion of 10 years of participation in the Plan. A Participant's election shall be in writing and shall be made within 90 days after the last day of each Plan Year during the Participant's qualified election period and shall be effective no later than 180 days after the close of the Plan Year to which the direction applies. Within 90 days after the close of the last Plan Year in the Participant's qualified election period, a qualified Participant shall be permitted to direct the investment of an amount not to exceed 50% of the value of such Account balance.

      (b) Investment Options. At the election of the qualified Participant, the Plan shall distribute that portion of the Participant's Account subject to the election within 90 days after the last day of the period during which the election can be made. In lieu of receiving a distribution, the qualified Participant may direct the Plan to transfer that portion of the Participant's Account subject to the election to another tax qualified plan maintained by the Employer which accepts such transfers and permits Participants to direct investments within at least three investment options (exclusive of any

Company Stock options). Any such plan-to-plan transfer shall be made no later than 90 days after the last day of the period during which the Participant's election can be made.

      (c) Amounts Subject to Diversification Requirements. The portion of a Participant's Account attributable to Company Stock acquired by the Plan (or the Company's Employee Stock Ownership Plan) after December 31, 1986, shall be determined by multiplying the number of shares of Company Stock held in the Account by a fraction, the numerator of which is the number of shares acquired by the Plan (or the Company's Employee Stock Ownership Plan) after December 31, 1986, and allocated to the Participant's Account (but not to exceed the number of shares held by the Plan on the date that the individual became qualified to make such diversification election) and the denominator of which is the total number of shares held by the Plan at the date the individual became qualified to make this diversification election.


                                  ARTICLE VIII

                              PROFIT SHARING FUND

      SECTION 8.01      ESTABLISHMENT AND MAINTENANCE OF FUND.

      (a) The Employer shall establish a profit sharing/employee stock ownership fund by a trust agreement with a Trustee to carry out the purposes of the Plan. The Employer shall select such Trustee, who may be one or more individuals or a corporate trustee or both, and may change such selection from time to time in accordance with Section 8.03; provided, however, that any corporate trustee which is designated must be qualified under the laws of the United States or one of the states to operate as a trustee. The Employer may modify any such trust agreement from time to time to accomplish the purposes of the Plan.

      (b) All contributions by the Employer, and any contributions by Employees, shall be paid to the Trustee of the Fund. The Fund shall be invested in such investments as are permissible for trustees under ERISA. The Trustee shall maintain such cash balance as it considers necessary to meet current and potential demands on the Fund. At the request of the Employer, the Trustee shall prepare and submit to the Employer, an accounting of the Fund as of any date specified by the Employer, but the Trustee shall not be required to render more than four such accountings during any Plan Year. In any event, the Trustee shall prepare and render to the Employer an accounting of the Fund as of the last day of each Plan Year. The Trustee shall not be required to render accounts to individual Participants but only to the Employer, which may submit reports of the Fund to the Participants from time to time.

      (c) Purchase of Company Stock. All purchases of Company Stock shall be at a price which does not exceed the fair market value of such stock. Any purchase of stock from a party in interest must also comply with Section 7.06(b). Company Stock may be purchased for cash or on a installment basis.

      (d) Investment Policy. The Plan is designed to invest primarily in Company Stock. However, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust. The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder. The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

      SECTION 8.02 BENEFITS UNDER THE PLAN LIMITED TO THE ASSETS OF THE FUND. Except as required under applicable federal law, the benefits of the plan shall be only such as can be provided by the assets of the Fund, and there shall be no liability or obligation on the part of the Employer to make any contributions or payments to establish or maintain the Plan, whether in the event of termination of the Plan or otherwise. No liability for the payment of benefits under the Plan shall be imposed on the Employer or on the officers, directors, or stockholders of the Employer.

      SECTION 8.03 THE TRUSTEE. The Trustee shall receive the contributions to the Fund and shall hold, manage, invest, reinvest, and distribute the same plus any earnings thereon, pursuant to the provisions of the Plan. The Trustee also shall determine all questions relating to accounting and to the financial position of the Fund and the shares and interests of the Participants in accordance with information supplied by the Employer, and, in general, shall discharge all the duties and functions imposed by the terms of the Plan either expressly or by implication.

      SECTION 8.04 APPOINTMENT OF INVESTMENT MANAGER AND CUSTODIAN. The Employer may appoint one or more Investment Managers meeting the definition of "investment manager" under Section 3(38) of ERISA. Furthermore, the Employer may appoint one or more Custodians to hold any part or all of the Fund. Any appointment of an Investment Manager or a Custodian shall be made only upon proper authorization of the Employer's board of directors and evidenced by a written designation signed by one or more duly authorized officers of the Employer.

      An Investment Manager appointed pursuant to this Section may direct the Trustee to invest all or such portion of the Fund placed in the discretion of the Investment Manager in securities or other properties as are selected by the Investment Manager, and may direct the Trustee to sell any securities or other property of the Fund placed in its discretion. Where assets of the Fund are being held by a Custodian appointed pursuant to this Section, the Investment Manager's direction shall be made to such Custodian and copied to the Trustee.

      The Trustee or Custodian, as the case may be, shall act on all such recommendations of the Investment Manager, and the Trustee and Custodian shall have no fiduciary liability for acting in accordance with such recommendations or for the retention of any securities or properties so purchased. The Trustee and Custodian will be protected in relying upon any telegram or letter purporting to have been sent by the Investment Manager which the Trustee or Custodian believes in good faith to be genuine. In directing investments, the Investment Manager shall diversify the investments so as to minimize the risk of large losses, unless under the circumstances and in the opinion of the Investment Manager, it is clearly prudent not to do so.

      Contributions to and disbursements from the Fund may be made to the Trustee or directly to and from any Custodian appointed pursuant to this Section, as determined by the Employer.

      Notwithstanding any other provision of the Plan and Trust, the Trustee shall be fully protected in relying upon the certification of the Employer with respect to the appointment of such Investment Manager and it shall not be the responsibility of the Trustee to determine or review investment instructions given by such Investment Manager. Similarly, any Custodian appointed pursuant to this Section shall assume no liability for acting in accordance with the directions of the Investment Manager. Each Investment Manager shall be a named fiduciary under the Plan and Trust and shall acknowledge its action as a fiduciary under the Plan and Trust in a writing delivered to the Trustee and to the Employer.

                                   ARTICLE 9

                     PROVISIONS RELATING TO ADMINISTRATION

                                AND FIDUCIARIES


      SECTION 9.01 PLAN ADMINISTRATION. The Employer shall be the Plan Administrator for the purpose of complying with the reporting and disclosure requirements of ERISA as well as other actions and duties specified by ERISA for the Plan Administrator, and otherwise shall administer the Plan in accordance with its terms. The Plan Administrator shall have such powers and duties as may be necessary to discharge its functions under the Plan, including, but not limited to the following:

      (a) [Construction] exclusive authority to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits under the Plan;

      (b) [Forms] to require Participants (i) to complete and file with it such forms as the Plan Administrator finds necessary for the administration of the Plan and (ii) to furnish all pertinent information requested by the Plan Administrator, and to rely upon all such forms and information furnished, including each Participant's mailing address;

      (c) [Procedures] to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

      (d) [Rules] to promulgate uniform rules and regulations whenever in the opinion of the Plan Administrator such rules and regulations are required by the terms of the Plan or would facilitate the effective operation of the Plan;

      (e) [Information] to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan, and to receive from Participants such information as shall be necessary for the proper administration of the Plan;

      (f) [Annual Reports] to prepare and furnish to Participants such annual reports with respect to the administration of the Plan as are required by ERISA or as are reasonable and appropriate; and

      (g) [Records Review] to receive and review the periodic valuation of the Plan, and to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses.

      SECTION 9.02 CLAIMS PROCEDURE. The Plan Administrator shall make all determinations as to the right of any person to receive a distribution.
Any denial by the Plan Administrator of a claim for a distribution under the Plan by an Employee, Participant, Beneficiary or other person (collectively referred to as "claimant") shall be stated in writing by the Plan Administrator and delivered or mailed to the claimant within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of the Plan upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and an explanation of claim review procedures under the Plan written to the best of the Plan Administrator's ability in a manner that may be understood without legal or actuarial counsel. A claimant whose claim for benefits has been wholly or partially denied by the Plan Administrator may request, within 90 days following the date of such denial, in a writing addressed to the Plan Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments, in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include such issues or comments, in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include a request for a hearing in person before the Plan Administrator. Prior to submitting his request, the claimant shall be entitled to review such documents as the Plan Administrator shall agree are pertinent to his claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the claimant. All requests for review shall be promptly resolved. The Plan Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 60 days following receipt by the Plan Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Plan Administrator's decision shall be so mailed not later than 120 days after receipt of such request.

      SECTION 9.03 SPECIAL RULING. In order to resolve problems concerning the Plan and to apply the Plan in unusual factual circumstances, the Plan Administrator may make special rulings. Such special rulings shall be in writing on a form to be developed by the Plan Administrator. In making its rulings, the Plan Administrator may consult with legal, accounting, actuarial, investment, and other counsel or advisers. Once made, special rulings shall be applied uniformly, except that the Plan Administrator shall not be bound by such rulings in future cases unless the factual situation of a particular case is identical to that involved in the special ruling. Special rulings shall be made in accordance with all applicable law and in accordance with the Plan. It is not intended that the special ruling procedure will be a frequently used device, but that it should be followed only in extraordinary situations. The Plan Administrator at all times shall have the final decision as to whether resort shall be made to this special ruling feature.

      SECTION 9.04 SPECIFIC ALLOCATION OF FIDUCIARY RESPONSIBILITIES BETWEEN NAMED FIDUCIARIES. The Employer and the Trustee shall be the "Named Fiduciaries" of the Plan, within the meaning of that term as described in ERISA, and shall have only those duties, responsibilities, and obligations (referred to collectively as "fiduciary duties") as specifically are given them under the Plan or as otherwise are imposed by applicable law. The fiduciary duties given by the Plan are as follows:

      (a) Except as otherwise specifically provided herein, the Employer shall have the sole responsibility for making contributions to the Fund and for fulfilling its functions as Plan Administrator. The Employer shall have the sole authority to appoint and remove the Trustee and to amend or terminate, in whole or in part, the Plan. The Employer shall not be responsible for the management, investment, or safe-keeping of the assets of the Fund. The Employer periodically shall review the performance of the Trustee. In this regard, the Employer is authorized to request such written reports from the Trustee as it deems necessary. The Employer as Plan Administrator also shall have the sole responsibility for the administration of the Plan as described throughout the Plan.

      (b) Except as otherwise specifically provided herein and in Article 8 in the case of the appointment of an Investment Manager and Custodian, the Trustee shall have the sole responsibility for the management, investment, and safe-keeping of the assets of the Fund held by the Trustee under the Plan and for the distribution of Participants' benefits in accordance with written instructions from the Plan Administrator. In addition, the Trustee shall provide to the

Employer such information as the Employer may deem necessary or desirable to permit the timely filing of all reports required by ERISA.

      SECTION 9.05 AUTHORIZATION FOR FURTHER ALLOCATION OF FIDUCIARY DUTIES. The Named Fiduciaries may, upon written agreement between them, allocate their fiduciary duties under the Plan between themselves in a manner different from that stated above; provided, however, that except as otherwise specifically provided in the Plan, the Trustee at all times shall be solely responsible for the management, investment, and safe-keeping of the assets of the Fund. The Named Fiduciaries each warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information, or action. Furthermore, each of them may rely upon any such direction, information or action of the other as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information, or action. It is intended under the Plan that the Named Fiduciaries each shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan and shall not be responsible for any act or failure to act of the other, and neither of them guarantees the Fund assets in any manner against investment loss or depreciation of asset value.

      SECTION 9.06 EMPLOYMENT OF ADVISERS. The Named Fiduciaries shall have the authority to employ such legal, accounting, actuarial, and financial counsel and advisers, as they shall deem necessary in connection with the performance of their duties under the Plan, and to act in accordance with the advice of such counsel and advisers. Except as otherwise provided in the Plan, the fees and expenses of such counsel and advisers shall be borne by the Fund unless otherwise directed by the Employer.

      SECTION 9.07 DELEGATION TO OFFICERS OR EMPLOYEES. The Employer shall have the power to delegate its fiduciary duties under the Plan to officers or employees of the Employer and to other persons, all of whom, if employees of the Employer, shall serve without compensation. In no event, however, shall the Trustee be permitted to delegate any of its fiduciary duties under the Plan.

      SECTION 9.08 INDEMNIFICATION. Effective March 31, 1992, the Employer may, to the extent not inconsistent with or in violation of its bylaws and the laws of its state of incorporation, indemnify and hold harmless such persons as may be deemed "fiduciaries" (as that term is defined in ERISA or otherwise) with respect to the Plan from any and all claims, loss, damages, expenses (including reasonable counsel fees approved by the Employer), and liability (including any reasonable amounts paid in settlement with the Employer's approval) arising out of any act or omission of such fiduciaries incurred in the capacity of "fiduciary" of the Plan as that term is defined in ERISA or otherwise.

      SECTION 9.09 FIDUCIARY LIABILITY INSURANCE. Effective March 31, 1992, the Employer may purchase such policy or policies of fiduciary liability insurance as it shall deem necessary or appropriate to protect any person acting as a "fiduciary" of the Plan, as that term is defined in ERISA or otherwise, from any liability which may be incurred as a result of the performance of fiduciary duties with respect to the Plan, other than liability arising out of the knowing or willful misconduct of such fiduciary.

      SECTION 9.10 BONDING. The Employer shall purchase such surety bonds covering fiduciaries and others as may be required pursuant to Section 412 of ERISA.


                                   ARTICLE 10

                       AMENDMENT, TERMINATION AND MERGER


      SECTION 10.01     AMENDMENT OF THE PLAN.

      (a) Employer's Right to Amend. The Board of Directors reserves the right to make any amendment or amendments to the Plan, with or without retroactive effect, which, except as provided in Sections 3.02(f) and (g), do not cause any part of the Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries, and which do not operate to deprive any Participant or Beneficiary of any vested rights hereunder. Provided, however, that the Employer may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or the Code, or regulations issued thereunder. Amendment of the Plan shall be made by resolution of the Employer's board of directors, or by any person or persons authorized by resolution of said board to make amendments as authorized.

      (b) Operation of Amendments. Except as may be specifically provided otherwise in the Plan, or in any amendment thereto, each and every amendment to the Plan shall operate prospectively only from the effective date of the amendment, and the rights and obligations of an Employee, Participant, or Beneficiary of a Participant, who retires, dies, or otherwise terminates employment with the Employer prior to the effective date of any amendment shall be determined without regard to such amendment, on the basis of the Plan terms in effect on the date of retirement, death, or other termination of employment.

      (c) Amendment to Vesting Provisions. In the case of any amendment to the provisions of the Plan relating to nonforfeitable rights based on Years of Service, each Participant (i) who has completed at least three Years of Service and (ii) whose nonforfeitable rights are adversely affected by the amendment, may elect, during the election period, to have his nonforfeitable rights determined without regard to such amendment. The election period must begin no later than the date the amendment is adopted and end no later than the latest of (1) the date which is 60 days after the day the amendment is adopted, (2) the date which is 60 days after the day the amendment becomes effective, or (3) the date which is 60 days after the day the Participant is issued written notice of the amendment.

      SECTION 10.02     TERMINATION OF THE PLAN.

      (a) Termination. Although it is intended that this Plan shall be permanent, the Employer reserves and shall have the right at any time to discontinue its contributions hereunder and to terminate or partially terminate the Plan hereby created, by delivering to the Trustee written notice of such discontinuance or termination, but only upon the condition that action is taken, under the terms hereof, or otherwise, as shall render it impossible, except as provided in Sections 3.02(f) and (g), for any part of the fund to be used for, or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries. If the Plan is terminated, or if there is a complete discontinuance of contributions for any reason, the Employer may, in its sole discretion, continue the Fund for the exclusive benefit of Participants and their Beneficiaries or distribute the assets remaining in the Fund to Participants and their Beneficiaries. In the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Fund shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 10.03(b).

      (b) Termination and Transfer to New Plan. If the Employer notifies the Trustee in writing (i) that it has established another plan providing comparable benefits to this Plan, (ii) that such other Plan is qualified under Code Section 401(a), and (iii) that the Employer intends to discontinue contributions under this Plan due to the liabilities created under the new plan, then, upon further written direction from the Employer, the Trustee shall cause the Fund to be transferred to such newly created plan. Thereafter this Plan shall cease to have any effect and the rights of all parties shall be determined under the new plan.

      (c) Rights upon Termination. If the Employer should terminate or partially terminate the Plan, or if the Employer should completely discontinue contributions to the Fund, or the Employer should liquidate and dissolve, or if a receiver of the Employer is appointed, or if the Employer should terminate the Fund, or if the Plan should be wholly or partially terminated for any other reason, the Accounts of all Participants as then appearing upon the records of the Trustee (other than Accounts of former Employees who have terminated employment and who have incurred a Break in Service), or in the case of partial termination the Accounts of affected Participants, shall become fully vested, the amounts carried in said Accounts shall be revalued and adjusted as hereinbefore provided, and said Accounts (after payment of expenses properly chargeable to the Fund and allocated among the Accounts) shall be distributed to affected Participants and Beneficiaries or held in a wasting trust for distribution in due course as otherwise provided by the Plan.

      (d) Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind; or in nontransferable annuity contracts, as the Employer in its discretion may determine. All non-cash distributions shall be valued at fair market value at the date of distribution. The Trustee shall not effect such distribution until written evidence of approval of the Commissioner of Internal Revenue or his delegate of such termination and distribution shall have been submitted to the Trustee.

      SECTION 10.03     MERGER OR CONSOLIDATION OF PLANS.

      (a) Predecessor Employer. Employment with a predecessor employer acquired by the Employer shall be considered service with the Employer under this Plan to the extent required by the Code and ERISA.

      (b) Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan will be continued by the successor, and in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

      (c) Merger or Consolidation. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan to, another plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Plan applicable to such Participants shall be transferred to the other plan only if:

            (1) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had been terminated);

            (2) Resolutions of the board of directors of the Employer under this Plan, and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

            (3) Such other plan is qualified under Code Sections 401(a) and 501(a).

      SECTION 10.04 NOTICE. Affected Participants shall be given notice of any amendments to, and termination or merger of, the Plan in accordance with ERISA.


                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS


      SECTION 11.01 APPROVAL OF COMMISSIONER OF INTERNAL REVENUE AND SECRETARY OF DEPARTMENT OF LABOR. The Plan and any amendments thereto are contingent upon and subject to obtaining and retaining such approval of the Commissioner of Internal Revenue and of the Secretary of the Department of Labor as the Employer may find necessary to establish the deductibility for federal income tax purposes of contributions made by the Employer under the Plan, and qualification of the Fund for tax exemption under the provisions of Chapter 1 or other applicable provisions of the Code, and the qualification of the Plan under ERISA. Any modification or amendment of the Plan or of the trust may be made retroactively by the Employer, if necessary, to qualify or maintain the Plan as a plan meeting the requirements of ERISA of the Code, and of regulations issued thereunder, or of any other applicable provisions of federal law.

      SECTION 11.02 PAYMENTS FOR THE BENEFIT OF PAYEE. In the event that the Employer shall find that any person to whom a benefit is payable under the terms of the Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or is unable to give a valid receipt, the Employer may cause the payments becoming due to such person to be paid to another individual for such person's benefit, without responsibility of the part of the Employer to follow the application of such payment. Any such payment shall be a payment for the account of such person and shall operate as a complete discharge of the Employer from all liability therefor under the Plan.

      SECTION 11.03     NON-ALIENATION OF BENEFITS.

      (a) The provisions of this paragraph (a) shall apply to the extent permitted by law. No right or benefit provided for in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No such right or benefit shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such right or benefit. No such right or benefit shall be subject to garnishment, attachment, execution or levy of any kind. The foregoing restrictions shall not apply to any qualified domestic relations order, as defined in ERISA
Section 206(d)(3)(B), or to enforcement of federal tax levies as provided in Treasury Regulation Section 1.401(a)-13(b)(2).

      (b) Notwithstanding the provisions of paragraph (a), however, the Employer may provide for the deduction from the monthly benefit payable to any retired Participant who elects to continue under any group hospitalization or group medical/surgical insurance available to retired Participants, an amount equal to the contribution rate from time to time established for such insurance as certified by the Employer. The Employer shall provide for the payment of such amount either to the organization providing such insurance or the Employer, as agent, for transmittal to such organization. The amount deducted to pay for such insurance shall not exceed 10% of the retired Participant's benefit expressed on a monthly basis for life. A Participant's elections to continue insurance coverage and to have payment made from his benefit shall at all times be revocable.

      SECTION 11.04 EMPLOYER'S RIGHTS. While the Employer believes in the benefits, policies and procedures described in the Plan, the language used in the Plan is not intended to create, nor is it to be construed to constitute, a contract of employment between the Employer and any of its Employees. The Employer retains all of its rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment. Employees retain the right to terminate their employment at any time, for any reason or for no reason, with or without notice, and the Employer retains a similar right.

      SECTION 11.05 LITIGATION. In order to protect the Fund against depletion as a result of litigation, in the event that any Participant, Employee, Beneficiary, or spouse shall bring a legal or equitable action against the Plan or against any fiduciary of the Plan, the result of which shall be adverse to such Participant, Employee, Beneficiary, or spouse, or in the event that the Plan or any fiduciary of the Plan shall find it necessary to bring any legal of equitable action against any Participant, Employee, Beneficiary, or spouse, or any other person claiming an interest by or through such person, the cost to the Plan or to a fiduciary of the Plan of bringing or defending such suit, as the case may be, shall be charged, unless the Employer determines that such course would be inequitable under all the circumstances, to such extent as is possible, directly to the Account of such Participant, Employee, Beneficiary, or spouse, if any, and only the excess, if any, of such costs over and above the amount of such Account shall be included in the expenses of the Fund.

      SECTION 11.06 ADDRESSES AND MAILING OF NOTICES AND CHECKS. Each recipient of benefits from the Plan shall be responsible for furnishing the Employer with his address. Any notices required or permitted to be given hereunder shall be deemed given if directed to such address and mailed by regular United States mail. If any check mailed by regular United States mail to such address is returned, mailing of checks will be suspended until a correct address is furnished by the intended recipient. In the event that all or any portion of the nonforfeitable benefit payable to a Participant or Beneficiary remains unpaid at the expiration of three years after such benefit first became payable, solely by reason of the inability of the Plan Administrator (after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort) to determine the address of such Participant or Beneficiary, the remaining Account balance shall be forfeited and allocated to the Accounts of eligible Participants in accordance with the provisions of Article 3. In the event that a Participant or Beneficiary is located subsequent to his Account balance being forfeited in accordance with the foregoing sentence, the amount forfeited shall be restored at the end of the Plan Year in which the Participant or Beneficiary is located. Funds for making the restoral shall be obtained from the following sources in the order indicated: first, from any forfeitures that occur during the Plan Year in which the Participant is located, second, from the Employer contribution to the Fund for such Plan Year and finally, from any earnings of the Fund which occur in such Plan Year. Distribution of a benefit will commence to the reallocated Participant or Beneficiary at the time and in the manner specified pursuant to Article 6, but in no event earlier than 60 days after the end of the Plan Year in which the Participant or Beneficiary is relocated, unless the Plan Administrator waives such latter restriction.

      SECTION 11.07 WRITTEN EXPLANATION. The Employer shall supply a written explanation, in the form of a summary plan description as contemplated by ERISA, to each Participant, and to each Beneficiary receiving benefits under the Plan, in order to set forth in simple language the terms and conditions of the Plan and amendments thereto. Provided, however, that such explanation shall not create rights for any Participant, Employee, Beneficiary, or spouse, that are not contemplated by the Plan, and in the event of any conflict of interpretation between such explanation and the Plan, the terms of the Plan shall always control.

      SECTION 11.08 NOTICE OF SERVICE AND AGE. Each Participant may be informed by the Employer in writing of his age and service as of the Effective Date, based on the Employer's records of employment, and thereafter from time to time as the Employer may deem necessary. Such age and service credits shall be considered correct and final and no contrary claims concerning them may be raised unless the Participant files objection with the Employer in writing within 30 days following receipt of such notice by the Participant. In the case of a dispute over the Participant's correct age, the Employer may require the Participant to furnish a birth certificate issued by the proper public authority or some other documented evidence of his age, satisfactory, in its discretion, to the Employer.

      SECTION 11.09 ACTION BY EMPLOYER. Unless otherwise provided herein, whenever the Employer under the terms of the Plan is permitted or required to do or perform any act, such act shall be done by the authority of the Employer's board of directors and evidenced by proper resolution in consent form or duly certified by the secretary of the Employer, or by such officer of the Employer who may, by proper resolution, be duly authorized by the board of directors.





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
      SECTION 11.10     CONSTRUCTION.

      (a) Wherever any words are used herein in the masculine gender, they shall be construed as though they also were used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as through they also were used in the plural form in all cases where they would so apply.

      (b) Headings of Sections and paragraphs of this instrument are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction hereof.

      (c) If any provisions of the Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.


                                   ARTICLE 12

                                  DEFINITIONS


      SECTION 12.01 "ACCOUNT" means the interest of a Participant in the Fund as determined as of the end of each Plan Year and as reflected in the records maintained for the Fund. Where appropriate, a Participant's Account may be divided into separate sub-accounts, including an Employer Contribution Account, a Rollover Contribution Account, and Employee Before-Tax and After-Tax Contribution Accounts and an Employee Stock Ownership Account, which may be mere bookkeeping entries or individually or collectively segregated funds, as determined by the Trustee in accordance with the Trustee's powers.

      SECTION 12.02 "BENEFICIARY" means the beneficiary or beneficiaries of the Participant as designated pursuant to the provisions in Article 6.

      SECTION 12.03 "BREAK IN SERVICE" means a Plan Year (or such other twelve month period as is used under the Plan to measure an individual's Years of Service) in which any Employee fails to complete more than 500 Hours of Service. Notwithstanding the first sentence of this definition, a Break in Service shall not be deemed to exist if the Employee's failure to complete more than 500 Hours of Service in the relevant twelve month period is due solely to an authorized leave of absence and the Employee returns to the employment of the Employer on or before the expiration of such authorized leave of absence. An authorized leave of absence means any absence granted on prior approval of the Employer on the basis of the Employer's employment policies, which policies shall be applied uniformly to all Employees. A Break in Service shall not be deemed to occur as the result of an individual's absence from work for maternity or paternity reasons. Such an individual shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which the actual Hours of Service cannot be determined, eight (8) Hours of Service shall be credited for each day of such absence. However, in no event shall an Employee receive credit for Hours of Service under this provision in excess of 501 Hours of Service. An absence from work for maternity or paternity reasons means an absence (i) by reason of pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this provision shall be credited in the computation period in which the absence begins if necessary to prevent a Break in Service for that period, or in all other cases, in the following computation period.

      SECTION 12.04 "CODE" means the Internal Revenue Code of 1986, as amended.

      SECTION 12.05 "COMPENSATION" for any Plan Year means a Participant's regular salary or wages paid within such Plan Year, including overtime, bonuses, commissions, and severance pay awards, but excluding noncompetition payments, special bonuses designated by the board of directors for Highly Compensated Employees and the contribution made on behalf of the Participant under this Plan or any other fringe benefit program of the Employer and also excluding any remuneration paid in securities of the Employer. Regular salary or wages shall be determined before any salary reduction for Comshare's Flexible Benefit Plan.

      Effective for Plan Years commencing July 1, 1989, for all Plan purposes, an Employee's annual compensation in excess of $200,000, as adjusted from time to time for cost of living changes under Code Section 401(a)(17), shall not be taken into account. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after July 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance of Internal Revenue with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

      For Plan Years beginning on or after July 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

      If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after July 1, 1994, the OBRA '93 annual compensation limit is $150,000.

      SECTION 12.06 "COMPENSATION POINTS" for any Plan Year means the number of points of a Participant for purposes of the allocation of Employer contributions and forfeitures under Article 3, with one point being granted for each one dollar of Compensation for the Plan Year of such Participant, but with one point subtracted for each one dollar of such Compensation that was paid at a time during the Plan Year when the individual was not a Participant in the Plan. No Compensation Points shall be granted for Compensation in excess of the Code Section 401(a)(17) limits.

      SECTION 12.07 "CUSTODIAN" means any custodian or custodians appointed pursuant to Article 8 to hold all or any part of the assets of the Fund.

      SECTION 12.08 "EFFECTIVE DATE" means October 1, 1995 with respect to this amended and restated Plan; the original effective date of the Plan is July 1, 1974.

      SECTION 12.09 "EMPLOYEE" means any common-law employee of the Employer excluding any peak-time employees (as determined by Company practice and policy); provided, however, that a Participant whose employment status is reclassified to peak-time may continue to participate in the Plan to the extent that such individual's participation is not terminated under the Break in Service rules of Article 7. When required by the Code, "Employee" also shall mean a common-law employee of any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) or (o) and any leased employee deemed to be an employee of the Employer (or of another employer that is aggregated with the Employer pursuant to the previous provision) as provided in Code Sections 414(n) or (o).

      SECTION 12.10 "EMPLOYER" or "COMPANY" means Comshare, Incorporated and all members of the same controlled group of trades or businesses, as defined in Code Section 414(c), which are accepted for participation in the Plan by Comshare, Incorporated.

      SECTION 12.11 "ERISA" means the Employee Retirement Income Security Act of 1974.

      SECTION 12.12 "5-PERCENT OWNER" means any person who owns (or who is considered as owning within the meaning of Code Section 318) more than 5 percent of the outstanding stock of the Employer or stock possessing more than 5 percent of the total combined voting power of all stock of the Employer.

      SECTION 12.13 "FAMILY MEMBER" means, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants, and the spouses of such lineal ascendants and descendants, in accordance with Section 414(q)(6)(B) of the Code.

      SECTION 12.14 "FIXED CREDIT ACCOUNT" means a Participant's Account which has been valued following his retirement, death, or other termination of employment, and which is maintained in the Fund, pursuant to the rules in
Article 6.

      SECTION 12.15 "FUND" means the profit sharing fund established pursuant to Article 8 and maintained pursuant to the Plan and any trust instrument(s) or insurance contract(s) executed in connection therewith.

      SECTION 12.16 "HIGHLY COMPENSATED EMPLOYEE" means, with respect to any Plan Year, each Employee who, during the preceding Plan Year (or calendar year, if the Employer so chooses as permitted under applicable Treasury regulations):

      (a)   was at any time a 5-Percent Owner,

      (b) received annual compensation from the Employer in excess of $75,000 (as adjusted by the Secretary of the Treasury),

      (c) received annual compensation from the Employer in excess of $50,000 (as adjusted by the Secretary of the Treasury) and was among the highest paid 20% of all Employees for such year,

      (d) was at any time an officer of the Employer and received annual compensation in excess of 50% of the applicable dollar limitation of Code
Section 415(b)(1)(A) in effect for such year, and each Employee who, during such Plan Year (or calendar year, if the Employer so chooses as permitted under applicable Treasury regulations) was at any time a 5-Percent Owner, or met the requirements of (b), (c) or (d) and was one of the 100 highest paid Employees during such year. Provided, however, that the following special rules also shall apply for purposes of the foregoing determination of Highly Compensated
Employee:

            (1) Under (d) above, no more than 50 Employees (or if less, the greater of 3 Employees or 10 percent of the Employees) shall be treated as officers;

            (2) If, for any year, no officer has compensation in excess of the amount described in (d) above, then in any event the highest paid officer of the Employer for the year shall be treated as being described in (d);

            (3) To determine the highest paid 20% of all Employees under (c) above and to determine the group of Employees to be considered under (1) above, the following Employees shall be ignored:

                  (A)   Employees who have not completed 6 months of service;

                  (B) Employees who normally work less than 17.5 hours per week;

                  (C) Employees who normally work during not more than 6 months within any year; and

                  (D)   Employees who have not attained age 21.

The term "Highly Compensated Employee" also shall include a former Employee who separated from service prior to the Plan Year of determination and who was an active Highly Compensated Employee (as previously defined) for either (A) the Plan Year of the Employee's separation or (B) any Plan Year ending on or after the Employee's 55th birthday. Provided, however, that any Employee who separated from service prior to January 1, 1987 will be included as a Highly Compensated Employee only if he was a 5-Percent Owner or received Compensation in excess of $50,000 during either the Plan Year of his separation (or the previous year) or any Plan Year ending on or after his 55th birthday (or the last year ending before his 55th birthday).

      SECTION 12.17     "HOUR OF SERVICE" means:

      (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable period;

      (b) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, or leave of absence; and

      (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

      (d) each hour for which a former employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to the termination of employment and the award of severance pay. The "severance pay service" hereby given effect shall include the maximum period of service for which such salary continuation payments could have continued, disregarding the premature termination of severance benefits due to new employment, unless the former employee has by written request to the Plan Administrator elected an earlier date (but in such case a date subsequent to the last allocation date for which the Employee received any Compensation, whether wages, salary continuation, severance pay or vacation pay) as of which the crediting of Hours of Service will cease.

Notwithstanding the foregoing, an Employee's "Hours of Service" shall not include:

      (e)   hours in excess of 501 Hours of Service under (b) above, or under
(c) above with respect to periods described in (b) above, on account of any single continuous period during which the Employee performs no duties for the Employer, whether or not such period occurs in a single Plan Year or other computation period used under the Plan;

      (f) hours for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers compensation, or unemployment compensation or disability insurance laws;

      (g) hours for a period during which payments are made to the Employee solely to reimburse the Employee for medical and medically related expenses incurred by the Employee; and

      (h) hours credited under (c) above if such hours are also credited to the Employee under either (a) or (b) above.

Any questions concerning the determination or crediting of Hours of Service under the above definition shall be resolved in accordance with Sections 2530.200b-2(b) and (c) of the Department of Labor Rules and Regulations for Minimum Standards, which are incorporated herein by reference. Hours of Service shall be determined from records of the Employer for hours worked and for hours for which payment is made or due.

      In lieu of the foregoing, and subject to (1) and (2) below, the Employer may, in its discretion, determine Hours of Service for some or all purposes under the Plan, or for some or all Employees, by crediting to an Employee 45 Hours of Service for each week for which the Employee would be credited with at least one Hour of Service under the regular definition for Hour of Service in the first paragraph of this definition.

            (1) Provided, however, that use of the equivalency above shall be subject to the special rules of Sections 2530.200b-3(e)(4) and (6) of the Department of Labor Rules and Regulations for Minimum Standards in the case of any payments to an Employee not made on the basis of units of time, and in the case of periods of time which extend into two computation periods under the Plan, respectively.

            (2) Provided further, that Hours of Service shall not be determined under the above equivalency if such determination would result in discrimination prohibited under Code Section 401(a)(4).

      SECTION 12.18 "INVESTMENT MANAGER" means any investment manager or investment managers appointed pursuant to Article 8 to direct the Trustee (or Custodian) as to the investment of all or a portion of the Fund.

      SECTION 12.19 "NAMED FIDUCIARY" means a fiduciary with respect to the Plan who is named in the Plan, or who, pursuant to the procedures of the Plan, is identified as a fiduciary by the Employer.

      SECTION 12.20 "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

      SECTION 12.21 "NORMAL RETIREMENT AGE" means the later of age 65 or the fifth anniversary of an Employee's commencement of participation in the Plan.

      SECTION 12.22 "PARTICIPANT" means an Employee who has met the eligibility requirements specified in Article 2, who has commenced participation in the Plan in accordance with that Article, and whose participation has not terminated under the Break in Service rules of
Article 7.

      SECTION 12.23 "PLAN" means the Profit Sharing Plan of Comshare, Incorporated as described herein.

      SECTION 12.24 "PLAN ADMINISTRATOR" means the person(s) or organization(s) specifically designated by Article 9 as the administrator of the Plan.

      SECTION 12.25 "PLAN YEAR" means the 12-month period commencing on July 1st and ending on the following June 30th.

      SECTION 12.26 "RELATED ENTITY" or "RELATED ENTITIES" means the Employer and all corporations, partnerships, or sole proprietorships that become affiliated with or under common ownership or control with the Employer within the meaning of Code Sections 414(b), (c) or (m).

      SECTION 12.27 "TRUSTEE" means the person(s) or organization(s) acting as trustee under the Plan and of the Fund in accordance with any trust instrument(s) executed in connection therewith.

      SECTION 12.28 "VALUATION DATE" or "ACCOUNTING DATE" means the last day of each calendar quarter and such other dates upon which the Trustee performs a valuation of the Fund (or any portion thereof).

      SECTION 12.29 "YEAR OF SERVICE", subject to the provisions below, and to the Break in Service rules in Article 7, means each Plan Year in which an individual is credited with 1,000 or more Hours of Service with the Employer.

      Provided, however, solely for purposes of determining an individual's eligibility to participate in the Plan under Article 2 and his continued participation under the Break in Service rules of Article 7, an individual also shall be deemed to have completed one Year of Service on the one year anniversary date of the day on which he first performed an Hour of Service with the Employer if, and only if, he has been credited with 1,000 or more Hours of Service with the Employer during such one year period.

      Provided further, however, that an individual's Years of Service also shall include Plan Years, measured on a 1,000 Hours of Service per Plan Year basis, during which such individual:

      (a) was employed by the Employer in a category of employees excluded from the Plan;

      (b) was employed by an employer which is a member of a controlled group or corporation [as defined in Code Section 1563(a) without regard to Subsections (a)(4) and (e)(3)(C)] including the Employer, by an employer which is a trade or business under common control [as defined in Code Section 414(b) or (c)] with the Employer, or by an employer which is an affiliated service group [as defined in Code Section 414(m)(2)] including the Employer;

      (c) was employed by a predecessor employer of the Employer, the plan of which predecessor is the Plan maintained by the Employer; and

      (d) was employed by a predecessor employer of the Employer, even though the Plan is not the plan maintained by the predecessor employer, but only if service with such predecessor employer is required to be included in the individual's Years of Service by regulations under Code Section 414(a)(2).

      Notwithstanding the foregoing rules, in no event shall an individual be credited with more than one Year of Service in any Plan Year or in any other twelve month computation period.

      Any person formerly employed by Orion Microsystems, Inc. who became an Employee on January 24, 1990 shall receive Years of Service credit from his most recent date of hire by Orion Microsystems, Inc. The Years of Service credit granted pursuant to this paragraph shall be used only to determine the Employee's eligibility to participate under Section 2.01 and shall not be used to determine the Employee's vested interest under Section 5.06. The number of Years of Service credited to a former employee of Orion Microsystems, Inc. pursuant to this paragraph shall be determined under the service credit rules of this Section 12.29.

      Any person formerly employed by 54 North Limited, Inc. who became an Employee on July 18, 1990 shall receive Years of Service credit from his most recent date of hire by 54 North Limited, Inc. The Years of Service credit granted pursuant to this paragraph shall be used only to determine the Employee's eligibility to participate under Section 2.01 and shall not be used to determine the Employee's vested interest under Section 5.06. The number of Years of Service credited to a former employee of 54 North Limited, Inc. pursuant to this paragraph shall be determined under the service credit rules of this Section 12.29.

      Any person formerly employed by Execucom Systems, Incorporated who became an Employee on April 1, 1991 shall receive Years of Service credit from his most recent date of hire by Execucom Systems, Incorporated. The Years of Service credit granted pursuant to this paragraph shall be used to determine the Employee's eligibility to participate under Section 2.01 and the Employee's vested interest under Section 5.06. The number of Years of Service credited to a former employee of Execucom Systems, Incorporated pursuant to this paragraph shall be determined under the service credit rules of this Section 12.29.


      IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of October 1, 1995.


                                     COMSHARE, INCORPORATED

ATTEST:


_______________________________      By: /s/ Kathryn a. Jehle
                                             ----------------------------
_______________________________              Kathryn A. Jehle
                                             Senior Vice President and
                                             Chief Financial Officer









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